Exhibit 10.02

Amendment and Restatement

of the

Retirement Plan for Employees

of

AllianceBernstein l.p.

(As of January, 1, 2008)

TABLE OF CONTENTS

i

Amended and Restated
Retirement Plan for Employees
of AllianceBernstein l.p.
(as of January 1, 2008)

WHEREAS, the Retirement Plan for Employees of AllianceBernstein L.P. (the “Plan”) (formerly known as the Retirement Plan for Employees of Alliance Capital Management L.P.) was originally established effective as of January 1, 1980 by the predecessor of Alliance Capital Management L.P.; and

WHEREAS, the Plan was amended and restated from time to time to reflect changes in the predecessor’s business, certain other changes and changes in applicable law; and

WHEREAS, the Plan was amended to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and other applicable legislation, and the provisions reflecting EGTRRA are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder; and

WHEREAS, any Employee of the Company hired on or after October 2, 2000 is not eligible to participate in the Plan; and

WHEREAS, the Plan was amended and restated, effective as of January 1, 2006, to incorporate all Plan amendments adopted since the Plan was last amended and restated and certain additional design changes, changes required to comply with applicable law and to reflect the name change of Alliance Capital Management L.P. to AllianceBernstein L.P.; and

WHEREAS, with regard to all Employees, all benefit accruals under the Plan shall cease as of December 31, 2008 (the Freeze Date, as defined below); and

WHEREAS, the Plan has been amended and is hereby amended and restated to reflect the foregoing freeze and to comply with the Pension Funding Equity Act of 2004, the Pension Protection Act of 2006, other applicable legislation, and certain additional design changes.

NOW, THEREFORE, the Plan is hereby amended and restated, as of January 1, 2008.

ARTICLE I
DEFINITIONS

The following words and phrases as used herein shall, when initially capitalized, have the following meanings unless a different meaning is required by the context:

1.01          “ACCRUED BENEFIT” as of any specified date, means the Retirement Pension, commencing on his Normal Retirement Date, earned by a Participant as of such date, which shall be equal to the Retirement Pension, computed in accordance with Section 3.02, to which he would have been entitled had he continued as an Employee until his Normal Retirement Date, had been credited with one (1) Year of Service in each year of employment during such period and had the same Average Final Compensation, Final Average Compensation and Past Final Average Compensation, as applicable, at his date of Retirement as that which he would have had if his Average Final Compensation, Final Average Compensation and Past Final Average Compensation, as applicable, had been computed as of the date of computation of his Accrued Benefit, such amounts to be multiplied by a fraction, the numerator of which is his number of years of Credited Service as of the specified date, and the denominator of which is the number of such years which he would have completed as of his Normal Retirement Date.  A Participant’s Accrued Benefit under the Plan shall be frozen as of the Freeze Date.

1.02          “ACTUARIAL EQUIVALENT” means, except as provided below, a benefit of equivalent value that is actuarially calculated based on an annual investment rate of 6% compounded annually and mortality determined in accordance with the UP-1984 mortality table with ages set back one year.

Notwithstanding the foregoing, for purposes of determining actuarial equivalent with respect to any distribution under the Plan after December 31, 1995:

(a)            whether or not the consent of the Participant (and if applicable, the Participant’s Spouse) is necessary prior to distribution of the Participant’s benefit,

(b)            the single sum value of the Participant’s benefit, and

(c)            the value of a benefit under Option 4 or Option 5 provided for in Section 6.01, a benefit of equivalent value shall be the greater of that determined in accordance with the assumptions set forth above, and that determined by applying the Applicable Interest Rate available in September for the prior month of the Plan Year immediately preceding the Plan Year with respect to which the benefit is being determined and the Applicable Mortality Table; provided, however, in no event shall the single sum value of the Participant’s benefit distributed during the 1996 calendar year be less than would result by applying the Applicable Interest Rate for January 1996 and the Applicable Mortality Table.

1.03          “ADMINISTRATIVE COMMITTEE” means the administrative committee appointed  by the Board pursuant to Section 18.01.

1.04          “AFFILIATE” means any corporation or unincorporated business (i) controlled by, or under common control with, the Company within the meaning of Sections 414(b) and (c) of the Code, provided, however, that for all purposes of the Plan, “Affiliate” status shall be determined by application of Section 415(h) of the Code, or (ii) which is a member of an “affiliated service group”, as defined in Section 414(m)(2) of the Code, of which the Company is a member.

1.05          “ANNUITY PURCHASE RATE” means, effective as of July 1, 1994, (a) the interest rate which would be used by the Pension Benefit Guaranty Corporation as of the first day of the Plan Year of the date of the distribution involved for the purpose of determining the present value of a single sum distribution in connection with the termination of the Plan if the present value of the applicable vested Accrued Benefit (using such rate) does not exceed $25,000, or (b) one hundred twenty percent  (120%) of the rate used by the Pension Benefit Guaranty Corporation for that purpose if the present value of the vested Accrued Benefit, as determined in accordance with clause (a) exceeds $25,000, provided that in no event shall the present value of a Participant’s vested Accrued Benefit determined by application of this clause (b) be less than $25,000; provided that the Annuity Purchase Rate with respect to the Accrued Benefit as of such first day of the Plan Year shall not be larger than the Annuity Purchase Rate which would have been computed under the definition of Annuity Purchase Rate in effect immediately prior to July 1, 1994.

1.06          “APPLICABLE INTEREST RATE” means an annual investment rate equal to the annual interest rate on 30-year Treasury securities as specified by the Commissioner of Internal Revenue.  Notwithstanding the above, effective January 1, 2008, Applicable  Interest Rate shall mean the interest rate specified in Section 417(e)(3)(C) of the Code as determined in accordance with published guidance from the Internal Revenue Service.

1.07          “APPLICABLE MORTALITY TABLE” means the mortality table based on the then prevailing standard table (described in Section 807(d)(5)(A) of the Code) used to determine reserves for group annuity contracts issued as of the date as of which the value of the benefit involved is determined (without regard to any other subparagraph of Section 807(d)(5) of the Code) that is prescribed by the Commissioner of Internal Revenue for purposes of determining the value of benefits.  Notwithstanding the foregoing, effective January 1, 2008, Applicable Mortality Table shall mean the table specified in Section 417(e)(3)(B) of the Code (as periodically updated) as provided in Revenue Ruling 2007-67  and any other applicable guidance from the Internal Revenue Service.

1.08          (a)  “AVERAGE FINAL COMPENSATION” means an amount obtained by totaling the Compensation of a Participant for the five (5) consecutive full calendar years preceding the earlier of  (1) the date of his Retirement or other Termination of Employment, whichever is applicable, or (2) January 1, 2009, in which he received his highest aggregate Compensation (or his Compensation for his consecutive full calendar Years of Service prior to January 1, 2009, if less than five (5)), and dividing the sum thus obtained by five (5) (or the number of his full calendar Years of Service prior to January 1, 2009, if less than five (5)).  Notwithstanding the foregoing, partial calendar Years of Service prior to January 1, 2009, other than the year of termination of employment, shall be taken into account in determining Average Final Compensation, if the Participant completed at least 750 Hours of Service in each of such partial years.  If any partial Year of Service is to be taken into account under the preceding sentence, the Compensation for such year shall be included in the calculation of Average Final Compensation as follows:  The Compensation for any such partial Year of Service shall be added to the Compensation for the full calendar years included in calculating Average Final Compensation, and the total of such Compensation shall be divided by the sum of (i) the number of full calendar years included in calculating Average Final Compensation and (ii) the fraction whose numerator is the number of days worked during the partial Year of Service (including any weekends, holiday or vacation that occur during a continuous period of employment) and whose denominator is 365.

(b)            If, during any of the calendar years taken into account in determining a Participant’s Average Final Compensation, there was a period during which such Participant was an Inactive Participant, or was on unpaid Leave of Absence, or was compensated for fewer hours than are customary for his job category by reason of disability, the Compensation paid in such period shall be included in his Compensation for such calendar year (solely for the purpose of determining Average Final Compensation) at the rate of Compensation he was receiving immediately preceding such period.

1.09          “BENEFICIARY” means such person or persons as may be designated by a Participant or Retired Participant or as may otherwise be entitled, upon his death, to receive any benefits or payments under the terms of this Plan.

1.10          “BOARD OF DIRECTORS” or “BOARD” means the Board of Directors of the general partner of the Company responsible for the management of the Company’s business or a committee thereof designated by such Board.

1.11          “BREAK IN SERVICE” with respect to any Employee, means any calendar year in which he completes fewer than five hundred and one (501) Hours of Service with Employers or Affiliates.

1.12          “CODE” means the Internal Revenue Code of 1986, as amended from time to time.

1.13          “COMPANY” means AllianceBernstein L.P. and any successor thereto; prior to February 24, 2006, known as Alliance Capital Management L.P.; and prior to April 21, 1988, known as Alliance Capital Management Corporation.

1.14          (a)  “COMPENSATION” means, for any calendar year, an amount equal to a Participant’s base salary; provided that in the case of a Participant whose Compensation from an Employer includes commissions, commissions shall be included only up to the annual amount of the Participant’s draw against actual commissions in effect at the beginning of the Plan Year involved.

(b)            There shall be excluded from Compensation overtime pay, bonuses, severance pay, distributions on Units representing assignments of beneficial ownership of limited partnership interests in the Company, and any amounts paid or payable to or for a Participant or Retired Participant pursuant to any welfare plan or any pension plan, profit sharing plan or any other plan of deferred compensation, or any other extraordinary item of compensation or income.

(c)            Compensation of a Member in excess of $200,000, or such other amount prescribed under Section 401(a)(17) of the Code (as adjusted each year  with cost of living adjustments in the manner set forth in Section 415(d) of the Code), shall not be taken into account under the Plan for the purpose of determining benefits.  The increase in the limit provided under Section 401(a)(17) of the Code under EGTRRA shall only be applied with respect to Participants who accrue a benefit under the Plan on or after January 1, 2002.

(d)            For any year for which Compensation is relevant under the Plan, in connection with any Employee who is paid based on an annual rate of salary that applies for only a portion of the year, the Compensation attributable to that portion of the year for such Employee shall be equal to the product of (i) such annual rate of salary, multiplied by (ii) a fraction, the numerator of which is the number of pay periods during such year during which such Employee was paid at that annual rate of salary, and the denominator of which is 26.

The determination of eligible Compensation shall be in accordance with records maintained by the Employer and shall be conclusive.

Compensation shall include Deemed 125 Compensation.  “Deemed 125 Compensation” shall mean, in accordance with Internal Revenue Service Revenue Ruling 2002-27, 2002-20 I.R.B. 925, any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage.  An amount shall be treated as Deemed 125 Compensation only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

Notwithstanding anything herein to the contrary, Compensation earned after the Freeze Date shall not be taken into account under the Plan for any purpose.

1.15          (a)  “CREDITED SERVICE” means, unless excluded by Subsection (b), an Employee’s Years of Service;

(b)            Credited Service shall not include:

(1)            With respect to all Employees, Years of Service ending on or before December 31, 1969; or

(2)            Any Year of Service during any part of which an Employee is an Excluded Employee; provided that if the Employee is employed by an Employer after employment with an Affiliate who during a period of employment with the Affiliate maintained a “defined benefit plan” within the meaning of Section 414(j) of the Code, the service with the Affiliate while an Affiliate upon which the Employees accrued benefits under the Affiliate’s plan is based shall be considered Credited Service hereunder, but in no event shall any period be counted more than once in computing a Participant’s Credited Service and any retirement pension related to such service shall be taken into account as set forth in Section 3.02(b) of the Plan.

 Notwithstanding anything herein to the contrary, Credited Service shall not include any service for the Employer after the Freeze Date.

1.16          “DEFERRED RETIREMENT” means an Employee’s continued employment after his sixty-fifth (65th) birthday.

1.17          “DEFERRED RETIREMENT DATE” means the first day of the calendar month coincident with or next following the date of an Employee’s Retirement provided such Retirement occurs after his Normal Retirement Date.

1.18          “DISABILITY” means the mental or physical incapacity of an Employee which, in the opinion of a physician approved by the Administrative Committee, renders him totally and permanently incapable of performing his assigned duties with an Employer or an Affiliate.

1.19          “DOMESTIC PARTNER” means, in the case of a Participant who dies before his Retirement Pension Starting Date, his Domestic Partner (as defined below) on the date of his death if such Domestic Partner satisfied the requirements for being a Domestic Partner as set forth below.  “Domestic Partner” is an individual who, together with the Participant, satisfies the following requirements:  (i) both the Participant and the domestic partner are at least 18 years of age; (ii) both the Participant and the domestic partner are of the same gender; (iii) both the Participant and the domestic partner are mentally competent to enter into a contract according to the laws of the state in which they reside; (iv) each of the Participant and the domestic partner is the sole domestic partner of the other; (v) neither of the Participant nor the domestic partner is legally married to any other individual, and, if previously married, a legal divorce or annulment has been obtained or the former spouse is deceased; (vi) neither of the Participant nor the domestic partner is related by blood to a degree of closeness that would prohibit legal marriage in the jurisdiction in which they legally reside, if they were not of the same sex; (vii) the Participant and the domestic partner reside together in the same residence, have done so for a period of no less than the most recent six-month period, intend to do so indefinitely and share the common necessities of life; (viii) the Participant and domestic partner have mutually agreed to be responsible for each other’s common welfare; and (ix) the Participant has designated the domestic partner as his or her domestic partner by completing and returning an ‘Affidavit of Same-Sex Domestic Partnership’ to the appropriate Company person indicated on such affidavit.

1.20          “EARLY RETIREMENT” means Retirement on or after a Participant’s Early Retirement Date and prior to his Normal Retirement Date.

1.21          “EARLY RETIREMENT DATE” means the first day of the month coincident with or next following the date upon which the Participant shall have attained the age of fifty-five (55) and the sum of the Participant’s age and Years of Service equals eighty (80).

1.22          “ELIGIBLE EMPLOYEE” means any Employee of an Employer other than:

(a)            any Employee included in a unit of Employees covered by a collective bargaining agreement between an Employer and Employee representatives in the negotiation of which retirement benefits were the subject of good faith bargaining, unless:  (i) such bargaining agreement provides for participation in the Plan, (ii) the Employee representatives represented an organization more than half of whose members are owners, officers or executives of such Employer, or (iii) 2% or more of the Employees who are covered pursuant to that agreement are professionals as defined in Treasury Regulation Section 1.410(b) - 6(d);

(b)            Employees whose principal place of Employment is outside the United States, U.S. Virgin Islands, Guam and Puerto Rico;

(c)            an individual classified by the Employer at the time services are provided as either an independent contractor, or an individual who is not classified as an Employee due to an Employer’s treatment of any services provided by him as being provided by another entity which is providing such individual’s services to the Employer, even if such individual is later retroactively reclassified as an Employee during all or part of such period during which services were provided pursuant to applicable law or otherwise;

(d)            any individual listed in Section 2.09 of this Plan.

1.23          “EFFECTIVE DATE” means January 1, 1980.

1.24          “EMPLOYEE” means an individual described in Sections 3121(d) (1) or (2) of the Code who is employed by an Employer or an Affiliate.

1.25          “EMPLOYER” means the Company and any Affiliate which, with the consent of the Board of Directors, has adopted the Plan as a participant herein and any successor to any such Employer.

1.26          “EMPLOYMENT COMMENCEMENT DATE” means:

(a)            the first day in respect of which an Employee receives Compensation from an Employer or an Affiliate for the performance of services; or

(b)            in the case of a former Employee who returns to the employ of an Employer or Affiliate after a Break in Service, the first day in respect of which, after such Break in Service, he receives Compensation from an Employer or Affiliate for the performance of services.

1.27          “ENTRY DATE” means the first day of each Plan Year.

1.28          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.29          (a)  “EXCLUDED EMPLOYEE” means an individual in the employ of an Employer or an Affiliate who:

(1)            is employed by an Affiliate that is not an Employer; or

(2)            is included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more Employers or Affiliates, if retirement benefits were the subject of good faith bargaining between such employee representatives and such Employer; or

(3)            is not an Excluded Employee under Paragraph (4) of this subsection (a) and is neither a resident nor a citizen of the United States of America, nor receives “earned income”, within the meaning of Section 911(b) of the Code, from an Employer or Affiliate that constitutes income from sources within the United States, within the meaning of Section 861(a)(3) of the Code, unless the individual became a Participant prior to becoming a non-resident alien and the Company stipulates that he shall not be an Excluded Employee; or

(4)            is not a citizen of the United States, unless the individual (A) was initially engaged as an Employee by an Employer or an Affiliate to render services entirely or primarily in the United States or (B) is an Employee of an Employer which is a United States entity, and unless, in the case of an individual referred to in either Subparagraph (A) or (B) of this Paragraph 4, the Company stipulates that he shall not be an Excluded Employee; or

(5)            is accruing benefits and/or receiving contributions under a retirement plan of an Affiliate which operates entirely or primarily outside the United States other than this Plan or the Profit Sharing Plan for Employees of AllianceBernstein L.P. unless, in either case, the Company stipulates that he shall not be an Excluded Employee; or

(6)            is compensated on a commission arrangement which does not provide for payment of periodic draws against actual commissions earned; or

(7)            is a “leased employee.”  For purposes of this Plan, a “leased employee” means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code on a substantially full time basis for a period of at least one year), and such services are performed under primary direction or control by the recipient employer.

(b)            An Excluded Employee shall be deemed an Employee for all purposes under this Plan except that:

(1)            an Excluded Employee may not become a Participant while he remains an Excluded Employee; and

(2)            a Participant shall not receive any Credited Service for any Year of Service during any part of which he remains an Excluded Employee unless the Company specifies otherwise.

1.30          “FINAL AVERAGE COMPENSATION” means an amount obtained by totaling the Compensation of a Participant for the three (3) consecutive full calendar Years of Service (which for any such year cannot exceed the taxable wage base in effect for that year) ending on the last day of the calendar year coinciding with or immediately preceding the earlier of (i) the date of his Retirement or other Termination of Employment, whichever is applicable or (ii) the Freeze Date, (or his Compensation for the number of his full calendar years and fractions thereof then ending if less than three (3)), and dividing the sum thus obtained by three (3) (or such number of full calendar years and fractions thereof if less than three (3)), but limited to Covered Compensation.  Notwithstanding the foregoing, partial calendar Years of Service, other than the year of termination of employment, shall be taken into account in determining Final Average Compensation, if the Participant completed at least 750 Hours of Service in each of such partial years.  If any partial Year of Service is to be taken into account under the preceding sentence, the Compensation for such year shall be included in the calculation of Final Average Compensation as follows:  The Compensation for any such partial Year of Service shall be added to the Compensation for the full calendar years included in calculating Final Average Compensation, and the total of such Compensation shall be divided by the sum of (i) the number of full calendar years included in calculating Final Average Compensation and (ii) the fraction whose numerator is the number of days worked during the partial Year of Service (including any weekends, holiday or vacation that occur during a continuous period of employment) and whose denominator is 365.  “Covered Compensation” for this Section 1.30 means the average of the taxable wage bases for the thirty-five (35) calendar years ending with the year an individual attains social security retirement age.

 If Termination of Employment or Retirement occurs before a Participant reaches that age, the taxable wage base in effect for the year in which such Participant leaves is used for subsequent years.  Notwithstanding anything contained herein to the contrary, for purposes of calculating Covered Compensation, if a Participant terminates or retires after December 31, 2008 and before reaching their social security retirement age, the taxable wage base in effect for calendar year 2008 shall be used for subsequent years.

1.31          “FREEZE DATE” means December 31, 2008.

1.32          “HIGHLY COMPENSATED EMPLOYEE” means an Employee who, with respect to the “determination year”:

(a)            owned (or is considered as owning within the meaning of Section 318 of the Code) at any time during the “determination year” or “look-back year” more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer (the attribution of ownership interest to Family Members shall be used pursuant to Section 318 of the Code); or

(b)            who received “415 Compensation” during the “look-back year” from the Employer in excess of the $80,000 limit under Section 414(q) of the Code (with cost of living adjustments in the manner set forth under Section 415(d) of the Code) and was in the Top Paid Group of Employees for the “look-back year.”

The “determination year” shall be the Plan Year for which testing is being performed.  The “look-back year” shall be the Plan Year immediately preceding the “determination year.”

The term “415 Compensation”  shall mean compensation reported as wages, tips and other compensation on Form W-2 and shall include:  (i) any elective deferral (as defined in Section 402(g)(3) of the Code) and (ii) any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Sections 125, 132(f)(4), 401(k) or 457 of the Code.  415 Compensation shall include Deemed 125 Compensation, as defined in Section 1.14 of the Plan.

The $80,000 dollar threshold amount specified in (b) above shall be adjusted, in the manner set forth in Section 415(d) of the Code, at such time and  in such manner as is provided in Regulations.  In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the “determination year” or “look-back year” begins.

In determining who is a Highly Compensated Employee, Employees who are nonresident aliens and who received no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer constituting United States source income within the meaning of Section 861(a)(3) of the Code shall not be treated as Employees.

Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Sections 414(n)(2) and 414(o)(2) of the Code shall be considered Employees unless such Leased Employees are covered by a plan described in Section 414(n)(5) of the Code and are not covered in any qualified plan maintained by the Employer.  The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer’s retirement plans.  Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the “determination year”.

1.33          “HIGHLY COMPENSATED FORMER EMPLOYEE” means a former Employee who had a separation year prior to the “determination year” and was a Highly Compensated Employee in the year of severance from employment or in any “determination year” after attaining age 55.  Highly Compensated Former Employees shall be treated as Highly Compensated Employees.  The method set forth in this Section 1.33 for determining who is a “Highly Compensated Former Employee” shall be applied on a uniform and consistent basis for all purposes for which the Section 414(q) of the Code definition is applicable.

1.34          (a)  “HOUR OF SERVICE” means each hour:

(1)            for which an Employee is paid, or entitled to payment, by an Employer or Affiliate for the performance of duties for an Employer or Affiliate, credited for the Plan Year in which such duties were performed; or

(2)            for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer or Affiliate on account of a period of Leave of Absence, credited for the Plan Year in which such Leave of Absence occurs; or

(3)            for which an Employee has been awarded, or is otherwise entitled to, back pay from an Employer or Affiliate, irrespective of mitigation of damages, if he is not entitled to credit for such hour under any other Paragraph of this Subsection (a); or

(4)            during which an Employee is on an unpaid Leave of Absence described in Section 1.37(a), credited at the rate of which he would have accrued Hours of Service if he had performed his normal duties during such Leave of Absence.

(5)            (A) solely for purposes of Section 1.11, each hour of an Employee’s absence which commences on or after January, 1985 by reason of a leave pursuant to the FMLA, the pregnancy of such Employee, the birth of a child of such Employee, the placement of a child in connection with the adoption of such child by the Employee or the caring for such child for a period beginning immediately following such birth or placement.

 (B) under this Paragraph (5) an Employee shall be credited with the number of hours which would normally have been credited to him but for such absence, or in any case in which such number cannot be determined, a total of eight (8) Hours of Service for each day of such absence, except that no more than 501 Hours of Service shall be credited to an Employee for any such period of absence and such Hours of Service shall be credited to an Employee only in the Plan Year in which such period of absence began if such Employee would be prevented from incurring a Break in Service in such Plan Year solely because of the crediting of such Hours of Service, or in any other case, in the next succeeding Plan Year.

 (C) Notwithstanding the foregoing, an Employee shall not be credited with Hours of Service pursuant to this Paragraph (5) unless such Employee shall furnish to the Administrative Committee on a timely basis such information as the Administrative Committee shall reasonably require to establish that the absence from work is for reasons described in Subparagraph (A) hereof; and

the number of days which such absence continued.

(b)            Except as provided in Paragraph (a) (5), the number of a Participant’s Hours of Service and the Plan Year or other compensation period to which they are to be credited shall be determined in accordance with Department of Labor Reg. § 2530.200b-2, which section is hereby incorporated by reference into this Plan.

(c)            If the Participant’s compensation while an Employee was not determined on the basis of certain amounts for each hour worked, his Hours of Service need not be determined from employment records, and he may, in accordance with uniform and nondiscriminatory rules adopted by the Administrative Committee, be credited with forty-five (45) Hours of Service for each week in which he would be credited with any Hours of Service under the provisions of Subsection (a) or (b).

(d)            Notwithstanding anything herein to the contrary, Hours of Service shall not include any service for the Employer after the Freeze Date, except with respect to vesting and eligibility for early retirement benefits.

1.35          “INACTIVE PARTICIPANT” means:

(a)            an Employee who was a Participant during the preceding Plan Year but who, during the current Plan Year, neither completed a Year of Service nor incurred a Break in Service; and

(b)            an Excluded Employee who was a Participant or an Inactive Participant during the preceding Plan Year but who, during the current Plan Year, did not incur a Break in Service.

An Inactive Participant shall be deemed a Participant for all purposes under this Plan, except that he shall not accrue any benefit hereunder for any Plan Year during which he is an Inactive Participant.

1.36          “INVESTMENT COMMITTEE” shall mean the investment committee appointed by the Board pursuant to Section 18.02.

1.37          “LEAVE OF ABSENCE” means:

(a)            absence on leave approved by an Employee’s Employer, if the period of such leave does not exceed two (2) years and the Employee returns to the employ of an Employer or an Affiliate upon its termination; or

(b)            absence due to service in the Armed Forces of the United States, if such absence is caused by war or other national emergency or an Employee is required to serve under the laws of conscription in time of peace, and if the Employee returns to the employ of an Employer or an Affiliate within the period provided by law; or

(c)            absence for a period not in excess of thirteen (13) consecutive weeks due to leave granted by an Employer, military service, vacation, holiday, illness, incapacity, layoff, or jury duty, if the Employee does not return to the employ of an Employee or Affiliate at the end of such period.

In granting or withholding Leaves of Absence, each Employer or Affiliate shall apply uniform and non-discriminatory rules to all Employees in similar circumstances.

1.38          “NORMAL RETIREMENT DATE” means the first day of the month coincident with or next following the sixty fifth (65th) birthday of the Participant or Retired Participant.

1.39          “OPTION” means any of the optional methods of payment of a Retirement Pension which a Participant or Retired Participant may elect in accordance with Article VI.

1.40          “PARTICIPANT” or “MEMBER” means any individual who has become a Participant in the Plan in accordance with Sections 2.01, 2.02 or 2.06 and whose participation has not terminated pursuant to Section 2.05.

1.41          “PAST FINAL AVERAGE COMPENSATION” means the amount which would have been obtained by totaling the Compensation of a Participant for the five (5) consecutive full calendar Years of Service during the last ten (10) calendar year period ending on December 31, 1988 for which the Participant received his highest aggregate Compensation (or his Compensation for the number of his consecutive full calendar Years of Service ending December 31, 1988 if less than five (5)), except that for purposes of Section 3.02(3), the calculation period shall end on December 31, 1989 rather than December 31, 1988; and dividing said aggregate Compensation by five (5) (or such number of consecutive full calendar Years of Service if less than five (5)).

1.42          “PLAN YEAR” means the twelve (12) consecutive month period beginning on January 1 and ending on December 31 in any year commencing on or after January 1, 1980.

1.43          “PRIMARY SOCIAL SECURITY BENEFIT”

(a)            means the estimated old age retirement benefit payable to a Participant under the Federal Old-Age and Survivors Insurance System upon his Retirement on his Normal Retirement Date or Deferred Retirement Date whichever is applicable; provided, however, that (i) in the event that either his Termination of Employment or December 31, 1989 occurs before his Normal Retirement Date, his Primary Social Security Benefit shall be estimated by computing such benefit, determined without regard to any Social Security benefit increases that become effective after his Termination of Employment or December 31, 1988, whichever is later, as if in each calendar year beginning in the calendar year in which occurred the earlier of his Termination of Employment or 1989, he continued to receive the same Compensation (defined as, Compensation in the calendar year preceding the earlier of his Termination of Employment or 1989, but including overtime, bonuses and commissions otherwise excluded under Section (b)), as he received in the Plan Year last preceding the earlier of his Termination of Employment or 1989; and (ii) the Participant’s calendar year earnings in the year of his Employment Commencement Date and for the prior calendar years shall be estimated by applying a salary scale, projected backwards, to the Participant’s Compensation for the calendar year immediately following the calendar year of the Participant’s Employment Commencement Date, such salary scale being the actual change in the average wages from year to year as determined by the Social Security Administration.

(b)            (1)  Notwithstanding the provisions of Subsection (a), each Participant may have his Primary Social Security Benefit determined on the basis on his actual salary history for the period ending on the earlier of the Freeze Date, his Termination of Employment, or the December 31 applicable to the Participant for purposes of Subsection (a) within ninety (90) days after the later of (A) his Termination of Employment or (B) the date on which he is notified of the benefit to which he is entitled.

(2)            As soon as practicable after a Participant’s Termination of employment, the Administrative Committee shall mail or personally deliver to the Participant a notice informing him (A) of his right to supply the actual salary history described in Paragraph (b) (1), (B) of the financial consequences of failing to supply such history and (C) that he can obtain such actual salary history from the Social Security Administration.

Notwithstanding anything contained herein to the contrary, under no circumstances shall the Primary Social Security Benefit reflect compensation increases or Social Security law changes after the Freeze Date.

1.44          “QUALIFIED JOINT AND SURVIVOR ANNUITY” means an annuity for the life of a Participant, with, if the Participant is married to a Spouse on his Retirement Pension Starting Date, a survivor annuity for the life of such Spouse which is: (a) one-half (½) of the amount of the annuity payable during the joint lives of the Participant and such Spouse (a “50% Qualified Joint and Survivor Annuity”); (b) the full amount of the annuity payable during the joint lives of the Participant and such Spouse; or (c) a QOSA.  Any benefit payable in the form of a Qualified Joint and Survivor Annuity shall be the Actuarial Equivalent of the Participant’s Retirement Pension.

1.45          “QUALIFIED OPTIONAL SURVIVOR ANNUITY” or “QOSA” means an annuity for the life of a Participant, with, if the Participant is married to a Spouse on his Retirement Pension Starting Date, a survivor annuity for the life of such Spouse which is three-quarters (3/4) of the amount of the annuity payable during the joint lives of the Participant and such Spouse.  Any benefit payable in the form of a Qualified Optional Survivor Annuity shall be the Actuarial Equivalent of the Participant’s Retirement Pension.

1.46          “QUALIFIED PRERETIREMENT SURVIVOR ANNUITY” means:

(a)            in the case of a Participant who dies after his Early Retirement Date, a monthly life annuity for a Participant’s Spouse or Domestic Partner equal to fifty percent (50%) of the benefit such Participant would have received had he retired on the day before his death and commenced receiving his Retirement Pension on such date, reduced in accordance with Section 5.01, except that no reduction shall be made for the joint and survivor factor; and

(b)            in the case of a Participant who dies on or prior to his Early Retirement Date, a monthly life annuity for a Participant’s Spouse  or Domestic Partner equal to fifty percent (50%) of the benefit such Participant would have received if the Participant’s Termination of Employment had occurred on the date of his death, and such Participant had survived to his Early Retirement Date, had retired immediately upon attainment of his Early Retirement Date and immediately commenced receiving his Retirement Pension, reduced as provided in Section 5.01, except that a reduction shall be made for the joint and survivor factor.  The annuity described in this Subsection (b) shall commence to be payable, at the election of such Spouse or Domestic Partner , as of the first day of any month coincident with or next following the date on which the Participant would have attained his Early Retirement Date.

(c)            in the case of any vested Participant referred to in Section 4.04 of this Plan (a “Vested Terminated Participant”) who dies on or prior to his Early Retirement or Normal Retirement, a monthly life annuity for the Vested Terminated Participant’s Spouse or Domestic Partner equal to fifty percent (50%) of the benefit such Vested Terminated Participant would have received if the Vested Terminated Participant’s Termination of Employment had occurred on the date of his death, and such Vested Terminated Participant had survived to his Early Retirement Date, had retired immediately upon attainment of his Early Retirement Date and immediately commenced receiving his Retirement Pension, reduced as provided in Section 5.01, except that a reduction shall be made for the joint and survivor factor.  The annuity described in this Subsection (c) shall commence to be payable, at the election of such Spouse or Domestic Partner , as of the first day of any month coincident with or next following the date on which the Vested Terminated Participant would have attained his Early Retirement Date.

1.47          “REQUIRED BEGINNING DATE”

(a)            for a Participant who is not a five-percent (5%) owner (as defined in Section 416 of the Code) in the Plan Year in which he attains age 70½ and who attains age 70½ after December 31, 1998, April 1 of the calendar year following the calendar year in which occurs the later of the Participant’s (i) attainment of age 70½ or (ii) Retirement.

(b)            for a Participant who (i) is a five-percent (5%) owner (as defined in Section 416 of the Code) in the Plan Year in which he attains age 701/2, or (ii) attains age 701/2 before January 1, 1999, April 1 of the calendar year following the calendar year in which the Participant attains age 701/2.

1.48          “RETIRED PARTICIPANT” means any Participant or former Participant who is entitled to benefits pursuant to Article III, IV or V.

1.49          “RETIREMENT” means any Termination of Employment, other than by reason of death, on or after an Employee’s Early or Normal Retirement Date.

1.50          “RETIREMENT PENSION” (a)  means the annual pension to which a Participant shall become entitled pursuant to Article III, IV or V.  Except as otherwise provided in this Plan, such Retirement Pension shall be a non-assignable annuity payable in monthly installments, each of which shall be equal to one-twelfth (1/12th) of the Retirement Pension determined pursuant to Article III, IV or V, whichever is applicable.  The first payment of such Retirement Pension shall be made in accordance with the appropriate provisions of Article III, IV or V, and, except as otherwise provided in this Plan, the last such payment shall be made on the first day of the month within which the Retired Participant’s death occurs.

(b)            Nothing herein shall affect or lessen the rights of any Participant or Beneficiary or the right of any Participant to receive a Qualified Joint and Survivor Annuity or Qualified Optional Survivor Annuity under the provisions of Section 3.03 or to elect any optional form of payment under the provisions of Article VI.

1.51          “RETIREMENT PENSION STARTING DATE” means the date as of which a Retired Participant’s Retirement Pension commences to be payable under the terms of this Plan.  A Participant’s Retirement Pension Starting Date shall in no event be later than the sixtieth (60th) day after the last day of the Plan Year in which occurs the later of the date on which he attains the age of sixty-five (65) years or the date of his Termination of Employment, but in no event later than the Participant’s Required Beginning Date.

1.52          “SPOUSE” means, subject to applicable federal law:

(a)            in the case of a Participant who dies before his Retirement Pension Starting Date, his lawfully married spouse on the date of his death if such spouse was married to such Participant;

(b)            in the case of a Participant who dies on or after his Retirement Pension Starting Date, his lawfully married spouse on his Retirement Pension Starting Date; and

(c)            a former spouse of the Participant to the extent provided in a qualified domestic relations order as described in Section 414(p) of the Code.

1.53          “SPOUSAL CONSENT” means with respect to the election by a married Participant not to receive a Qualified Joint and Survivor Annuity pursuant to Section 3.03 or a Qualified Preretirement Survivor Annuity pursuant to Section 7.02(a) or to the consent of a Participant’s Spouse to the commencement of a Participant’s Retirement Pension pursuant to Section 4.04 or 5.01, that

(a)            the Participant’s Spouse consents in writing to such election or Retirement Pension commencement, and the Spouse’s consent acknowledges the effect of such election and is witnessed by a member of the Administrative Committee or by a notary public; or

(b)            it is established to the Administrative Committee’s satisfaction that the consent required under Subsection (a) hereof is unobtainable because the Participant is unmarried, because the Participant’s Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulation prescribe.

Any such consent and any such determination as to the impossibility of obtaining such consent shall be effective only with respect to the individual who signs such consent or with respect to whom such determination is made and not with respect to any individual who may subsequently become the Spouse of such Participant.

1.54          “TERMINATION OF EMPLOYMENT” means the date on which an Employee ceases to be employed by an Employer or Affiliate for any reason; provided, however, that no Termination of Employment shall be deemed to occur upon an Employee’s transfer from the employ of one employer or Affiliate to the employ of another Employer or Affiliate.

1.55          “TOP PAID GROUP” means the top twenty percent (20%) of Employees who performed services for the Employer during the applicable year, ranked according to the amount of “415 Compensation” (determined for this purpose in accordance with Section 1.32) received from the Employer during such year.  All Affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Sections 414(n)(2) and 414(o)(2) of the Code shall be considered Employees unless such Leased Employees are covered by a plan described in Section 414(n)(5) of the Code and are not covered in any qualified plan maintained by the Employer.  Employees who are non-resident aliens and who received no earned income (within the meaning of Section 911(d)(2) of the Code from the Employer constituting United States source income within the meaning of Section 861(a)(3) of the Code shall not be treated as Employees.  Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

(a)            Employees with less than six (6) months of service;

(b)            Employees who normally work less than 17½ hours per week;

(c)            Employees who normally work less than six (6) months during a year; and

(d)            Employees who have not yet attained age 21.

1.56          “TREASURY REGULATIONS” means the regulations promulgated by the Internal Revenue Service and the Secretary of the Treasury under the Code.

1.57          “TRUST” means the trust forming part of this Plan.

1.58          “TRUST FUND” means all the assets of the Plan which are held by the Trustee.

1.59          “TRUSTEE” means the persons or entity acting, at any time, as trustee of the Trust Fund.

1.60          “YEARS OF SERVICE” means the following:

(a)            all Plan Years during each of which an Employee completes at least one thousand (1,000) Hours of Service;

(b)            for an Employee employed by the Company as of December 31, 1979, “Years of Service” shall include any calendar year during which he was employed on a full-time basis for the entire year prior to the Effective Date by either the Company, or Donaldson, Lufkin & Jenrette Inc. (“DLJ”), or an affiliated company of DLJ, or Wood, Struthers & Winthrop, Inc. or Pershing Co., Inc.;

(c)            in the case of any Plan Year consisting of fewer than twelve (12) months, the number of Hours of Service required to complete a Year of Service shall be determined by multiplying the number of months in such short Plan Year by eighty-three and one-third (83-1/3);

(d)            for the purpose of applying the rules in Section 4.03 to the eligibility provisions in Article II, pursuant to Section 2.06(c), Years of Service shall include the twelve (12) month period, beginning on an Employee’s Employment Commencement Date, during which he has completed one thousand (1000) Hours of Service; and

(e)            solely for the purposes of the eligibility provisions of Article II and the vesting provisions of Article IV and not for purposes of determining Credited Service under Section 1.15, in the case of an Employee who was an employee of Eberstadt Asset Management, Inc. (“Eberstadt”) on November 20, 1984, service with Eberstadt on or prior to such date shall be considered as service with an Employer or an Affiliate;

(f)            any other provision of the Plan notwithstanding, including but not limited to Section 3.02(b) and the proviso contained in Section 1.13(b)(2) solely for the purposes of the eligibility provisions of Article II and the vesting provisions of Article IV and not for purposes of determining Credited Service under Section 1.15, in the case of an Employee who was an employee of Equitable Capital Management Corporation (“ECMC”) on July 22, 1993, service with ECMC on or prior to such date shall be considered as service with an Employer or an Affiliate;

(g)            for purposes of determining an Employee’s Early Retirement Date under the Plan, in the case of any individual who became an Employee on March 3, 1970, such an Employee (whether or not employed on January 1, 1993) shall be credited with a full Year of Service with respect to calendar year 1970, regardless of whether a Year of Service would otherwise have been credited under the Plan.

(h)            solely for the purposes of the eligibility provisions of Article II and the vesting provisions of Article IV and not for purposes of determining Credited Service under Section 1.15, in the case of an Employee who was an employee of either Shields Asset Management, Incorporated (“Shields”) or Regent Investor Services Incorporated (“Regent”) on March 4, 1994 and on that date became an Employee of an Employer or an Affiliate, the Employee’s service with Shields or Regent on or prior to such date shall be considered as service with an Employer or an Affiliate.

(i)             solely for the purposes of the eligibility provisions of Article II and the vesting provisions of Article IV and not for purposes of determining Credited Service under Section 1.15, in the case of an Employee who was an employee of Cursitor Holdings, L.P. or Cursitor Holdings Limited (individually and collectively, “Cursitor”) on February 29, 1996, and on that date either was employed by or continued in the employment of Cursitor Alliance LLC, Cursitor Holdings Limited, Draycott Partners, Ltd. or Cursitor-Eaton Asset Management Company, the Employee’s service with Cursitor on or prior to that date shall be considered as service with an Employer or an Affiliate.

(j)             Notwithstanding anything herein to the contrary, Years of Service shall not include any service for the Employer after the Freeze Date, except with respect to vesting and eligibility for early retirement benefits.

ARTICLE II
ELIGIBILITY FOR PARTICIPATION

2.01          Each Employee who was a Participant on the Restatement Effective Date shall remain a Participant hereunder.

2.02          An Employee who does not become a Participant pursuant to Section 2.01 and who has attained age twenty-one (21) shall become a Participant as follows:

(a)            if he shall have completed one thousand (1,000) Hours of Service during the twelve (12) month period beginning on his Employment Commencement Date, he shall become a Participant as of the Entry Date of the Plan Year in which occurs the end of such twelve (12) month period;

(b)            if he has not satisfied the service requirements of Subsection (a), he shall become a Participant as of the Entry Date of the Plan Year immediately following the first Plan Year in which he completes one thousand (1,000) Hours of Service.

2.03          If an Employee has not attained age twenty-one (21) on the date on which he satisfies the service requirement of Section 2.02, he shall become a Participant on the Entry Date of the Plan Year in which he attains his twenty-first (21st) birthday.

2.04          If the Administrative Committee so requests, an Employee who has qualified for participation in the Plan shall file with the Administrative Committee a statement in such form as the Administrative Committee may prescribe, setting forth his age and giving such proof thereof as the Administrative Committee may require.

2.05          A Participant shall cease to be a Participant as of either:

(a)            the date of his Termination of Employment if he incurs a Break in Service during the Plan Year of such Termination of Employment or in the next succeeding Plan Year; or

(b)            the first day of the first Plan Year in which he incurs a Break in Service, if he incurs a Break in Service without incurring a Termination of Employment.

2.06         (a)            A former Participant who has incurred a Break in Service following a Termination of Employment and who is re-employed by an Employer or Affiliate shall again become a Participant on the earlier of:

(1)            his most recent Employment Commencement Date, if he completes one thousand (1,000) Hours of Service during the twelve (12) month period beginning on such date; or

(2)            the first day of the first Plan Year following his most recent Employment Commencement Date during which he completes one thousand (1,000) Hours of Service.

(b)            A former Participant who has incurred a Break in Service without a Termination of Employment shall again become a Participant as of the first day of the subsequent Plan Year during which he completes one thousand (1,000) Hours of Service.

(c)            If the provisions of Section 4.03 are applicable to a former Participant, then Section 2.06(a) or (b) shall be inapplicable, and such former Participant shall again become a Participant when he satisfies the provisions of Section 2.02.

2.07          An Employee who is an Excluded Employee on the date on which he would otherwise become a Participant pursuant to Sections 2.01, 2.02, 2.03 or 2.06, shall become a Participant on the date, if any, on which he ceases to be an Excluded Employee, if he is then an Employee.

2.08          Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

2.09          Notwithstanding any other provision of the Plan, the following individuals shall not be eligible to participate or be a Participant in this Plan:  (i) any person who becomes an Employee on or after October 2, 2000 and (ii) employees of Sanford C. Bernstein, Inc., Sanford C. Bernstein & Co., Inc. and Bernstein Technologies Inc. and their subsidiaries who became Employees upon or after the consummation of the transactions described in that certain Acquisition Agreement dated as of June 20, 2000, as amended and restated as of October 2, 2000, among Alliance Capital Management L.P., Alliance Capital Management Holding L.P., Alliance Capital Management LLC, Sanford C. Bernstein Inc., Bernstein Technologies Inc., SCB Partners Inc., Sanford C. Bernstein & Co., LLC and SCB LLC.

ARTICLE III
RETIREMENT ON OR AFTER NORMAL RETIREMENT DATE

3.01          Each Participant shall be retired no later than on his seventieth (70th) birthday if permitted under the provisions of the Age Discrimination in Employment Act, unless both he and his Employer agree that he shall be continued as an Employee beyond that date.  Payments from the Plan shall begin in any event on the Participant’s Required Beginning Date in accordance with Section 3.03(a), applied as if the Participant’s Retirement occurred on the last day of the calendar year immediately preceding his Required Beginning Date.  If a Participant continues as an Employee following his Required Beginning Date, the amount of the Participant’s Retirement Pension payable upon his actual Retirement shall be actuarially reduced, using an investment rate of 6% and the UP 1984 mortality table with ages set back one year, to reflect any payments the Participant received prior to such Retirement following the Required Beginning Date; provided, however, that the preceding reduction shall not apply to any Participant who attained his Required Beginning Date before January 1, 1996.  Notwithstanding any provision of this Plan to the contrary, the provisions of this Section  3.01 shall be construed in a manner that complies with Section 401(a)(9) of the Code.  With respect to distributions made on or after January 1, 2001 and prior to January 1, 2003, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the Treasury Regulations thereunder that were proposed in January 2001, the provisions of which are hereby incorporated by reference.  With respect to distributions made on or after January 1, 2003, notwithstanding any provision of this Plan to the contrary, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the final Treasury Regulations thereunder, as reflected in Appendix A to the Plan.

3.02         (a)            A Participant shall be fully (100%) vested in his Accrued Benefit on his sixty-fifth (65th) birthday.  Upon his Retirement on or after his Normal Retirement Date, the Participant shall be entitled to receive a Retirement Pension, commencing on such date, equal to:

(1)            (A)          one and one-half percent (1-1/2%) of his Average Final Compensation multiplied by the number, not exceeding thirty-five (35), of his years of Credited Service completed prior to his Retirement, reduced by

(B) sixty-five one hundredths of one percent (.65%) of his Final Average Compensation multiplied by the number, not exceeding thirty five (35), of his years of Credited Service completed prior to his Retirement, plus

(C) one percent (1%) of his Average Final Compensation multiplied by the number, if any, of his years of Credited Service exceeding thirty-five (35) completed prior to his Retirement, or

(2)            (A)          one and one-half percent (1-1/2%) of his Past Final Average Compensation multiplied by the number of his years of Credited Service completed as of December 31, 1988, reduced by

(B) one and two-thirds percent (1-2/3%) of his Primary Social Security Benefit multiplied by the number of his years of Credited Service completed as of December 31, l988, but in no event by more than eighty-three and a third percent (83-1/3%) of his Primary Social Security Benefit, plus

(C) one and one-half percent (1-1/2%) of his Average Final Compensation multiplied by the number, not exceeding thirty-five (35) (less the number of years of Credited Service referred to in Paragraph (2) (A) hereof, but not reduced below zero), of his years of Credited Service completed after 1988 and prior to January 1, 1991, reduced by

(D) sixty-five one hundredths of one percent (.65%) of his Final Average Compensation multiplied by the number, not exceeding thirty-five (35) (less the number of years of Credited Service referred to in Paragraph (2) (A) hereof, but not reduced below zero), of his years of Credited Service completed after 1988 and prior to January 1, 1991, plus

(E) one percent (1%) of his Average Final Compensation multiplied by the number, if any, of his years of Credited Service exceeding thirty-five (35) completed after 1988 and prior to January 1, 1991.

(3)            Notwithstanding Paragraphs (1) and (2) above, in the case of a Participant who is not a Highly Compensated Employee described in Section 414(q)(1)(A) or (B) of the Code, the Retirement Pension shall not be less than:

(A) one and one-half percent (1-1/2%) of his Past Final Average Compensation multiplied by the number of his years of Credited Service completed prior to 1990, reduced by

(B) one and two-thirds percent (1-2/3%) of his Primary Social Security Benefit, multiplied by the number of his years of Credited Service completed prior to 1990, but in no event by more than eighty-three and one third percent (83-1/3%) of his Primary Social Security Benefit.

(b)            Notwithstanding Subsection (a), the Retirement Pension of a Participant who is referred to in the proviso of Section 1.15(b)(2) shall be reduced, but not below the amount computed under Subsection (a) without regard to the Participant’s Credited Service referred to in that proviso, by the retirement pension based on the Credited Service referred to in the proviso which the Participant is entitled to receive upon his Retirement on or after his Normal Retirement Date pursuant to the “defined benefit plan” of any Affiliate referred to in the proviso or any successor or transferor plan or that he would have been entitled to receive but for the prior payment of all or a portion of his benefits under any such plan.

(c)            Notwithstanding the foregoing, the retirement pension to which a participant is entitled upon his actual date of Retirement shall in no case be less than the Retirement Pension to which he would have been entitled if he had retired on any earlier date on or after his Early Retirement Date.

(d)            Notwithstanding any other provision of this Plan, the Retirement Pension of a Participant, calculated on a life annuity basis, may not exceed $100,000 per year.

(e)            Notwithstanding the foregoing, the Retirement Pension of a Participant described in this subsection (e) shall be equal to the greater of:

(1)            the Participant’s Retirement Pension determined under Section 3.02(a)-(d) as applied to the Participant’s total years of Credited Service under the Plan; or

(2)            the sum of:  (A) the Participant’s Retirement Pension as of December 31, 1993, frozen in accordance with Treasury Regulation Section 1.401(a)(4)-13, and (B) the Participant’s Retirement Pension determined under 3.02(a)-(d), as applied to the Participant’s years of Credited Service accrued after December 31, 1993.

The previous sentence shall apply only to a Participant whose Retirement Pension determined on or after January 1, 1994 is based, at least in part, on Compensation for a Plan Year beginning prior to January 1, 1994 that exceeded $150,000.

(f)             If a Participant (other than a 5% owner as described in Section 414(q) of the Code) continues as an Employee after the April 1 of the calendar year following the calendar year in which such Participant attains age 70½ (the “April 1 Date”), the provisions of this Section 3.02(f) shall apply in place of the provisions of Section 3.04(a) for periods of employment after the April 1 Date.  The Participant’s Accrued Benefit, determined as of any date after the April 1 Date, shall equal the greater of:

(1)            the Actuarial Equivalent, as of the date of such determination, of the Participant’s Accrued Benefit determined as of the April 1 Date (if the determination is made in the Plan Year in which the April 1 Date occurs), or determined as of the last day of the prior Plan Year (if the determination is made in any later year), or

(2)            the Participant’s Accrued Benefit determined as of the last day of the prior Plan Year, increased by any additional accrual due to Credited Service earned in the current Plan Year.

3.03         (a)            (1)   Notwithstanding any other provision of the Plan and except as provided in Paragraph (2) hereof and in Subsection (b), the Retirement Pension of a married Participant or former married Participant shall be paid in the form of a 50% Qualified Joint and Survivor Annuity , and if the Participant is not married, in the form of a Single Life Annuity.

(2)            Distribution to a Participant in a single sum payment of the entire Actuarial Equivalent of the Accrued Benefit to which he has become entitled shall be made:

(A) if such distribution is made prior to the date on which payment of the Qualified Joint and Survivor Annuity or Qualified Optional Survivor Annuity commences and the amount of such distribution is $5,000 or less; or

(B) in any case not described in subparagraph (A), with the written consent of the Participant and his Spouse (or, if the Participant has died, of his surviving Spouse).

For purposes of this Subsection, if the Actuarial Equivalent of the Retirement Pension to which a Participant has become entitled is zero, the Participant shall be deemed to have fully received a distribution of such zero Retirement Pension in a single sum.

Effective as of March 28, 2005, single sum payments pursuant to subparagraph 3.03(a)(2)(A) will be made without the Participant’s consent if the amount of the distribution is $1,000 or less and will be made only with the Participant’s consent if the amount exceeds $1,000 but is not in excess of $5,000.

(b)            A Participant or former Participant shall have the right to elect, during the 180 day period (90 day period prior to January 1, 2007) terminating on his Retirement Pension Starting Date and subject to Spousal Consent, not to receive his Retirement Pension in the form of a Qualified Joint and Survivor Annuity.   Any election made under this Subsection (b) may be revoked at any time and, once revoked, may be made again.

(c)            The Administrative Committee shall provide to each Participant, no less than 30 days and no more than 180 days (90 days before January 1, 2007) before his or her Retirement Pension Starting Date, a written explanation of:

(1)            the terms and conditions of the Qualified Joint and Survivor Annuity;

(2)            the Participant’s right to make, and the effect of, an election under Subsection (b) to waiver the Qualified Joint and Survivor Annuity; and

(3)            the rights of the Participant’s Spouse with respect to such election; and

(4)            the right to make, and the effect of, a revocation of any such election.

A Participant may elect (with any applicable spousal consent) to waive the requirement that the written explanation be provided at least 30 days before the Retirement Pension Starting Date if the distribution commences more than 7 days after such explanation is provided.

(d)            The written notification described in Subsection (c) shall be furnished by the Administrative Committee by mail or personal delivery to the Participant or, to the extent permitted by regulations, by posting such notification, in accordance with Treasury Regulation Section 1.7476-2(c) (1), at all locations normally used by the Employer for the posting of employee matters.

(e)            If a Participant so requests on or before the sixtieth (60th) day after the information described in Subsection (c) is furnished to him (or by such later date as the Administrative Committee shall prescribe), within thirty (30) days after its receipt of such request, personally deliver or mail to him a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity and Qualified Optional Survivor Annuity and of the financial effect on the Participant’s Retirement Pension (in terms of dollars per Retirement Pension payment), of electing and of not electing to receive benefits in such form.

(f)             A Participant who elects not to receive his Retirement Pension in the form of a Qualified Joint and Survivor Annuity or whose Spouse does not meet the requirements of Section 1.52 shall receive his Retirement Pension in the form specified by the Option which he has elected pursuant to Article VII or, if no such Option has been elected, in the form of an annuity for his own life.

3.04         Notwithstanding anything to the contrary contained in this Plan (except to the extent otherwise provided in Section 3.02(f)),

(a)           If a Participant continues as an Employee after his Normal Retirement Date, the Participant’s Accrued Benefit shall be actuarially increased to take into account the period after his Normal Retirement Date during which the Participant was not receiving any benefits under the Plan.  The Participant’s Accrued Benefit, determined as of any date after his Normal Retirement Date, shall equal the greater of:

(1)           the Actuarial Equivalent, as of the date of such determination, of the Participant’s Accrued Benefit determined as of his Normal Retirement Date (if the determination is made in the Plan Year in which he reaches his Normal Retirement Date), or determined as of the last day of the prior Plan Year (if the determination is made in any later year), or

(2)           the Participant’s Accrued Benefit determined as of the last day of the prior Plan Year, increased by any additional accrual due to Credited Service earned in the current Plan Year.

(b)           If a Participant, after his Normal Retirement Date, again becomes an Employee, his Retirement Pension shall be suspended during the period of his reemployment.  The amount of such reemployed Participant’s Retirement Pension payable upon his subsequent retirement shall be determined in accordance with Section 3.04(a), except that (1) the Participant’s date of reemployment shall be substituted for the Participant’s Normal Retirement Date and (2) such Retirement Pension shall be reduced by the Actuarial Equivalent of the retirement benefits previously received.

ARTICLE IV
VESTING

4.01         (a)  Participant whose Termination of Employment occurs, other than by reason of his death or Disability, prior to his Early Retirement Date, shall have a vested interest in his Accrued Benefit determined in accordance with the following schedule:

Years of Service	Percentage Vested
Fewer than Five	0%
Five or more	100%

provided that the applicable percentage for a Participant who had four (4) but fewer than five (5) Years of Service prior to October 25, 1989 shall in no event be less than forty percent (40%).

(b)            Notwithstanding the foregoing, a Participant shall be fully (100%) vested upon his death, upon his Termination of Employment due to Disability, or upon attaining his Early Retirement Date.

4.02          If a former Employee again becomes an Employee after having incurred a Break in Service, the Years of Service which he had completed prior to such Break in Service shall be disregarded for all purposes under this Plan until he shall have completed one (1) Year of Service after such Break in Service.

4.03          If a former Employee:

(a)            has incurred a number of consecutive Breaks in Service which equals or exceeds the greater of (i) five (5) or (ii) the number of his Years of Service before such Breaks in Service;

(b)            had no vested interest in his Accrued Benefit at the time of such Break in Service; and

(c)            again becomes an Employee, his Years of Service prior to such Breaks in Service shall be disregarded for all purposes under this plan.

4.04         (a)  A vested Participant whose Termination of Employment occurs, other than by reason of his death or Disability, prior to his Early Retirement Date shall be entitled to a Retirement Pension:

(1)            commencing on his Early Retirement Date; or

(2)            at his written election, commencing on the first day of any month after his Early Retirement Date but not later than his Normal Retirement Date;

and which is the Actuarial Equivalent, as of his Retirement Pension Starting Date, of his Accrued Benefit; provided, that without the written consent of the Participant, and if the Participant is married, Spousal Consent, such Retirement Pension shall not commence prior to his Normal Retirement Date if the Actuarial Equivalent of such Retirement Pension is greater than $5,000 (for Participants whose Termination of Employment occurs before January 1, 1998, $3,500).

(b)            Notwithstanding any other provision of this Plan, if a Participant is entitled to a Retirement Pension pursuant to the provisions of this Article IV, such Retirement Pension shall be paid in accordance with the provisions of Section 3.04.

4.05          In the case of a former Participant who is reemployed by any Employer or an Affiliate before such Participant’s Normal Retirement Date:

(a)            if he is receiving a Retirement Pension at the time of his reemployment, such Retirement Pension shall be suspended during the period of his reemployment, and any years of Credited Service with respect to which he has received any benefits under this Plan shall be taken into account for purposes of determining his benefit under benefit accrual provisions of Section 3.02 or Subsection 11.04(2), but the amount of his Retirement Pension, when payable, shall be reduced by the Actuarial Equivalent of such benefits previously received;

(b)            if he had received a single sum distribution (or been deemed to have received such a distribution under Subsection 3.03(a)(2) hereof) or any optional payment under the terms of the Plan, his Years of Credited Service with respect to which he had received any benefits under this Plan shall be taken into account for purposes of determining his benefit under the benefit accrual provisions of Section 3.01 or Subsection 11.04(2), but the amount of his Retirement Pension, when payable, shall be reduced by the Actuarial Equivalent of the benefits previously received.  In the case of an Employee whose period of reemployment extends beyond his Normal Retirement Date, the provisions of Section 3.04(a) shall apply in addition to the provisions of this Section 4.05.

ARTICLE V
EARLY RETIREMENT AND DISABILITY BENEFIT

5.01          Upon Retirement on or after his Early Retirement Date but before his Normal Retirement Date, a Participant shall be entitled to elect to receive, with his written consent and the consent of his Spouse, if applicable, a Retirement Pension commencing on:

(a)            the first day of the month coincident with or next following the date of his Retirement; or

(b)            the first day of any month which precedes his Normal Retirement Date;

which is the Actuarial Equivalent as of his Normal Retirement Date of his Accrued Benefit.

Notwithstanding the foregoing, however, in no event shall the Participant’s Retirement Pension payable pursuant to this Section 5.01 be less than the Participant’s Retirement Pension determined under this Section as of December 31, 1995 based on the Annuity Purchase Rate and mortality determined by application of the UP-1984 mortality table set back one year.

5.02          Upon a Participant’s Termination of Employment due to Disability, he shall be fully (100%) vested in his Accrued Benefit and shall be entitled to receive a Retirement Pension commencing on his Normal Retirement which is equal to his Accrued Benefit as of the date of his Termination of Employment.

5.03          Notwithstanding any other provision of this Plan, if a Participant is entitled to a Retirement Pension pursuant to the provisions of this Article V, such Retirement Pension shall be paid in accordance with the provisions of Section 3.04.

ARTICLE VI
OPTIONAL METHODS OF PAYMENT

6.01          The optional methods of payment set forth in this Section 6.01 shall be available under the Plan and shall be elected in the manner provided herein.

(a)            Election Procedure.

A Participant or Retired Participant may elect any of the Options provided herein, which Option shall be the Actuarial Equivalent (determined as of his Retirement Pension Starting Date) of the Retirement Pension otherwise payable to him in accordance with Article III, IV or V, whichever is applicable; provided, however, that no Option may be elected which would permit his Beneficiary (other than his Spouse) to receive a benefit which is fifty percent (50%) or more of the Actuarial Equivalent (determined as of the Participant’s projected Retirement Pension Starting Date) of the combined benefits payable to such Beneficiary and such Participant or Retired Participant.  Such election shall be made in accordance with Section 3.03(b).  Except as otherwise provided in this Article VI, an Option shall become effective on the later of (1) the date a Participant elects an Option, or (2) his Retirement Pension Starting Date.  If a Participant or Retired Participant dies before the date on which an Option becomes effective, any election of such Option shall be null and void.  A married Participant may elect an Option only if he elects, in accordance with Section 3.03, not to receive benefits in the form of a Qualified Joint and Survivor Annuity or Qualified Optional Survivor Annuity.

(b)            The following Options may be elected by a Participant:

Option 1

Life Annuity:  A Participant or Retired Participant may elect to receive his Retirement Pension in the form of an annuity for his own life only.

Option 2

Joint and Survivor Annuity:  (1)  A Participant or Retired Participant may elect to receive an actuarially adjusted Retirement Pension payable to himself in equal monthly installments for his lifetime and thereafter payable to his Beneficiary, if such Beneficiary survives him, in equal monthly installments at a rate of fifty percent (50%), seventy-five percent (75%) or one hundred percent (100%), as the Participant or Retired Participant may designate, of the Retirement Pension payable during their joint lifetimes.  Election of this Option is conditioned upon the statement of the name and gender of the Beneficiary in such election, and in addition, the delivery to the Administrative Committee within ninety (90) days after filing such election of proof, satisfactory to the Administrative Committee, of the age of the Beneficiary.

(2)           If his Beneficiary dies before the Retirement Pension Starting Date of the Participant or Retired Participant, any election of this Option 2 shall be null and void.

(3)           If his Beneficiary dies after the Retired Participant’s Retirement Pension Starting Date, the election of this Option 2 shall be effective, and the Participant or Retired Participant shall receive or continue to receive the same actuarially adjusted Retirement Pension as if his Beneficiary had not predeceased him.

Option 3

Life Annuity - Period Certain:  A Participant or Retired Participant may elect to receive an actuarially adjusted Retirement Pension payable in equal monthly installments for his lifetime or over a period certain not longer than the greater of the Participant’s life expectancy on his Retirement Pension Starting Date, or the joint life and last survivor expectancy of the Participant or Retired Participant and his Beneficiary on his Retirement Pension Starting Date, determined under the Treasury Regulations under Section 72 of the Code.  If the Participant or Retired Participant dies prior to the end of the period certain, the remaining installments shall be paid to his Beneficiary.  Notwithstanding the foregoing, effective 180 days after the adoption of this amended and restated Plan document, the period certain option shall be limited to a period certain of either ten (10) years or fifteen (15) years as elected by a Participant.

Option 4

Single Sum Distribution:  A Participant or Retired Participant may elect to receive the Actuarial Equivalent of his Accrued Benefit, computed as of his Retirement date, in the form of a single sum distribution. Such amount shall be paid to him, or, if he dies between the date on which the distribution first becomes payable and the date of actual distribution, to his Beneficiary, within sixty days after the date which would otherwise have been his Retirement Pension Starting Date; provided, however, that the entire amount shall be distributed within a single taxable year of the recipient.  In no event shall a Participant’s benefit payable under this Option 4 be less than would have been payable under the terms of the Plan in effect on December 31, 1995 based on the Participant’s Accrued Benefit as of that date.

Option 5

Payment in Installments:  A Participant or Retired Participant may elect to have the Actuarial Equivalent of his Accrued Benefit, computed as of his Retirement date, paid to him in approximately equal installments, payable no less often than annually, over a period certain not longer than the greater of the Participant’s life expectancy on his Retirement Pension Starting Date, or the joint life and last survivor expectancy of the Participant or Retired Participant and his Beneficiary on his Retirement Pension Starting Date, determined under the Treasury Regulations under Section 72 of the Code.  If the Participant or Retired Participant dies prior to the end of the period certain, the remaining installments shall be paid to his Beneficiary.  In no event shall a Participant’s benefit payable under this Option 5 be less than would have been payable under the terms of the Plan in effect on December 31, 1995 based on the Participant’s Accrued Benefit as of that date.  Notwithstanding the foregoing, effective 180 days after the adoption of this amended and restated Plan document, the installment option shall be limited to a period certain of either ten (10) years or fifteen (15) years as elected by a Participant.

(c)            Change of Option:

A Participant or Retired Participant may elect to change the Option then in effect at any time during the period provided in Subsection (a) within which an Option may be elected; provided, however, that a Participant or Retired Participant may not elect to change the Option then in effect more frequently than once during any consecutive twelve (12) month period.

(d)            Designation of Beneficiary:

(1)            Upon receipt of notification from the Administrative Committee that he has qualified for participation in the Plan, a Participant may designate a Beneficiary or Beneficiaries and a successor Beneficiary or Beneficiaries.  A Participant or Retired Participant may change such designation from time to time by filing a new designation with the Administrative Committee.  No change of Beneficiary shall require the consent of any previously designated Beneficiary, and no Beneficiary shall have any rights under this Plan except as specifically provided by its terms.

(2)            If a Retired Participant (other than one who has elected Option 1 or 2) has failed to designate a Beneficiary, or if his Beneficiary has predeceased him, or if he has instructed the Administrative Committee in writing to designate a Beneficiary, the Administrative Committee shall designate a Beneficiary or Beneficiaries on his behalf, but only from among his Spouse, descendants (including adoptive descendants), parents, brothers and sisters, or nephews and nieces; provided, however, that if the Retired Participant had instructed the Administrative Committee in writing to designate in a specified order or from a specified group, the Administrative Committee shall act only in accordance with such written instructions.  If a Retired Participant has no validly designated Beneficiary, the Actuarial Equivalent of any amounts which would otherwise have been payable to a Beneficiary shall be paid to the Retired Participant’s estate.

(3)            If the Beneficiary of a Participant or Retired Participant predeceases him the rights of such Beneficiary shall thereupon terminate.

(4)            If a Retired Participant dies after any installment of his Retirement Pension has become due but has not yet been paid to him, the balance of such installment shall be paid to his Beneficiary.

6.02          The Administrative Committee is authorized and empowered from time to time to adopt and fairly to administer regulations relating to the exercise or operation of an Option; provided, however, that no such regulation shall be inconsistent with the provisions of Section 6.01.  Without limiting the generality of the foregoing such regulations may prescribe:

(a)            such terms and conditions as the Administrative Committee shall deem appropriate in respect of the exercise of any Option;

(b)            the form of application;

(c)            any information or proof thereof to be furnished by a Participant, a Retired Participant or a Beneficiary in connection with any Option; and

(d)            any other requirement or condition relating to any Option.

6.03          The Administrative Committee may, in its sole discretion, at any time or from time to time, provide the benefits to which any Retired Participant or his Beneficiary is entitled under this Plan by purchase of any form of nonassignable annuity contract.  Upon the purchase of any such contract, the rights of the Retired Participant and his Beneficiary to receive any payments pursuant to this Plan shall be exclusively limited to such rights as may accrue under such contract, and neither such Retired Participant nor his Beneficiary shall have any further claim against his Employer, the Administrative Committee, the Trustee or any other person.

6.04          If, at any time, any Retired Participant or his Beneficiary is, in the judgment of the Administrative Committee, legally, physically or mentally incapable of personally receiving and receipting for any payment due hereunder, payment may, in the discretion of the Administrative Committee, be made to the guardian or legal representative of such Retired Participant or Beneficiary or, if none exists, to any other person or institution which, in the judgment of the Administrative Committee, is then maintaining, or then has custody of, such Retired Participant or Beneficiary.

6.05          Notwithstanding anything to the contrary contained in this Plan:

(a)            The entire interest of each Participant must be distributed or begin to be distributed no later than the Participant’s Required Beginning Date.

(b)            Distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

(1)            the life of the Participant,

(2)            the life of the Participant and Designated Beneficiary,

(3)            a period certain not extending beyond the life expectancy of the Participant, or

(4)            a period certain not extending beyond the joint and last survivor expectancy of the Participant and his Designated Beneficiary.

(c)            If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

(d)            If the Participant dies before distribution of his or her interest begins, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

(1)            If any portion of the Participant’s interest is payable to a Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

(2)            If the Beneficiary is the Participant’s surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than December 31 of the calendar year in which the Participant would have attained age 70-1/2;

(3)            If the surviving Spouse dies before the distributions to such spouse begin, the provisions of this Section 6.05(d), shall be applied as if the surviving spouse were the Participant.

(e)            Any amount paid to a child of the Participant will be treated as if it has been paid to the surviving Spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

(f)             The life expectancy of a Participant and his Spouse may be recalculated annually.  The life expectancy of a non-Spouse beneficiary may not be recalculated.

(g)            Notwithstanding any provision of this Plan to the contrary, the provisions of this Section 6.05 shall be construed in a manner that complies with Section 401(a)(9) of the Code.  With respect to distributions made on or after January 1, 2001 and prior to January 1, 2003, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the Treasury Regulations thereunder that were proposed in January 2001, the provisions of which are hereby incorporated by reference.  With respect to distributions made on or after January 1, 2003, notwithstanding any provision of this Plan to the contrary, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the final Treasury Regulations thereunder, as reflected in Appendix A to the Plan.

6.06          Notwithstanding anything contained herein to the contrary, unless the Participant elects otherwise, distributions to the Participant will commence no later than the 60th day after the close of the Plan Year in which occurs the latest of:

(1)            the Participant’s attainment of age 65;

(2)            the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

(3)            the Participant’s termination of service with the Employer.

Notwithstanding the foregoing, the failure of a Participant and his Spouse to consent to a distribution at any time that any portion of the Accrued Benefit could be distributed to the Participant or his surviving Spouse prior to the time the Participant attains (or would have attained if not deceased) age 65, shall be deemed to be an election to defer payment of any benefit sufficient to satisfy this Section 6.06.

ARTICLE VII
DEATH BENEFIT

7.01          No benefits under this Plan shall be payable on account of the death of a Participant or Retired Participant other than a death benefit pursuant to Section 3.03, an Option validly elected under Article VI, or this Article VII.

7.02          (a)  Except as provided in Subsection (b), if a Participant who is vested in any portion of his Accrued Benefit should die prior to his Retirement Pension Starting Date, his Spouse or Domestic Partner shall be entitled to receive a Qualified Preretirement Survivor Annuity.

(b)            Notwithstanding any other provision of this Article VII, distributions of the Actuarial Equivalent of the Qualified Preretirement Survivor Annuity to which a surviving Spouse  or Domestic Partner has become entitled shall immediately be made or commence to be made to the surviving Spouse or Domestic Partner in a form other than the Qualified Preretirement Survivor Annuity:

(1)            if such distribution is made prior to the date on which payments of the Qualified Preretirement Survivor Annuity commence and the amount of such distribution is $5,000 (for Participants whose Termination of Employment occurs before January 1, 1998, $3,500) or less; or

(2)            in any case not described in Paragraph (1), with the written consent of such surviving Spouse.

7.03         (a)  The Administrative Committee shall provide each Participant within the “applicable period” for such Participant a written explanation of the Qualified Preretirement Survivor Annuity comparable to the explanation required in Section 3.03(c).

(b)            The applicable period is whichever of the following periods ends last:

(1)            the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(2)            “a reasonable period” ending after the individual becomes a Participant; and

(3)            “a reasonable period” ending after this Section 7.03 first applies to the Participant.

For purposes of this Section 7.03, “a reasonable period” is the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.

(c)            Notwithstanding the foregoing in the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two year period beginning one year prior to separation and ending one year after separation.  If the Participant thereafter returns to employment with the Employer, the “applicable period” for such participant shall be redetermined.

ARTICLE VIII
DIRECT ROLLOVER DISTRIBUTIONS

8.01          Upon receiving directions from a Member who is eligible to receive a distribution from the Plan which constitutes an eligible rollover distribution, as defined in Section 402(c)(4)of the Code, to transfer all or any part of such distribution to an eligible retirement plan, as defined in Section 402(c)(8)(B) or to a Roth IRA under Section 408A (subject to the restrictions therein), the Administrative Committee shall cause the portion of the distribution which the Participant has elected to so transfer to be transferred directly to such eligible retirement plan; provided, however, that the Participant shall be required to notify the Administrative Committee of the identity of the eligible retirement plan at the time and in the manner that the Administrative Committee shall prescribe and the Administrative Committee may require the Participant or the eligible retirement plan to provide a statement that the eligible retirement plan is intended to be qualified under Section 401(a) of the Code (if the plan is intended to be so qualified) or otherwise meets the requirements necessary to be an eligible retirement plan.

8.02          Upon receiving instructions from a Beneficiary who is the Participant’s Spouse who is eligible to receive a distribution pursuant to the Plan that constitutes an eligible rollover distribution as defined in Section 402(c)(4) of the Code, to transfer all or any part of such distribution to a plan that constitutes an eligible retirement plan under Section 402(c)(8)(B) of the Code with respect to that distribution, the Administrative Committee shall cause the portion of the distribution which such Spouse has elected to so transfer to the eligible retirement plan so designated; provided, however, that the Spouse shall be required to notify the Administrative Committee of the identity of the eligible retirement plan at the time and in the manner that the Administrative Committee shall prescribe.

8.03          The Administrative Committee may accomplish the direct transfer described in Section 8.01 or Section 8.02, as applicable, by delivering a check to the Participant or Spouse (in each case, a “Distributee”) which is payable to the trustee, custodian or other appropriate fiduciary of the eligible retirement plan, or by such other means as the Administrative Committee may in its discretion determine.  The Administrative Committee may establish such rules and procedures regarding minimum amounts which may be the subject of direct transfers and other matters pertaining to direct transfers as it deems necessary from time to time.

8.04          Effective for distributions made pursuant to the Plan after December 31, 2006, in the case of an “eligible rollover distribution” to a nonspousal distributee (a “Nonspouse Rollover”), an “eligible retirement plan” is an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code that was established for the purpose of receiving the distribution on behalf of such nonspousal distributee.  In order for such eligible retirement plan to accept a Nonspouse Rollover on behalf of a nonspousal distributee (1) a direct trustee-to-trustee transfer must be made to such eligible retirement plan and shall be treated as an eligible rollover distribution for purposes of the Code, (2) the individual retirement plan shall be treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Section 408(d)(3)(C) of the Code) for purposes of the Code, and (3) Section 401(a)(9)(B) of the Code (other than clause (iv) thereof) shall apply to such plan.  Any Nonspouse Rollover shall be made in accordance with the Pension Protection Act of 2006, Internal Revenue Service Notice 2007-7 and any subsequent guidance.

ARTICLE IX
EMPLOYER CONTRIBUTION AND FUNDING POLICY

9.01          This Plan contemplates that each Employer shall, from time to time, contribute such amounts as may, in accordance with Section 412 of the Code and sound actuarial principles (as recommended by an actuary enrolled pursuant to Section 3042 of ERISA), be deemed necessary by such Employer to provide the benefits contemplated hereunder.

9.02          All contributions made by any Employer shall be paid directly to the Trustee for deposit in the Trust Fund.

9.03          Any forfeiture arising under the provisions of this Plan shall be applied to reduce contributions which would otherwise be required to be made by the Employers pursuant to Section 9.01.

9.04          The Company shall establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA.  In establishing and reviewing such funding policy and method, the Company shall endeavor to determine the Plan’s short-term and long-term financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth.

ARTICLE X
LIMITATIONS ON BENEFITS

10.01        The limitations of this Section 10.01 shall apply in limitation years beginning prior to July 1, 2007, except as otherwise provided herein.

(a)            The limitations of Section 415 of the Code applicable to “defined benefit plans” as defined in Section 414(j) of the Code are hereby incorporated by reference in this Plan; provided, however, that where the Code so provides, benefit limitations in effect under prior law shall be applicable to benefits accrued as of the last effective day of such prior law.  In the case of a Participant who is, or has ever been, a participant in one or more “defined contribution plans” as defined in Section 414(i)  of the Code maintained by Employer or any predecessor of the Employer, if benefits or contributions need to be reduced due to the application of Section 415(e) of the Code, then benefits under this Plan shall be reduced with respect to the affected Participant before any contributions credited to the Participant under any defined contribution plan maintained by the Employer shall be reduced.  Notwithstanding the foregoing, the limitations of Section 415(e) of the Code shall cease to apply as of the first day of the first Plan Year beginning on or after January 1, 2000.

(b)            For purposes of applying the limitations described in this Section 10.01, if benefits under the Plan are received in any form other than a straight life annuity, or if such benefits relate to rollover contributions to the Plan, then such benefit must be adjusted to a straight life annuity, beginning at the same age, which is the actuarial equivalent of such benefit.  In order to determine the actuarial equivalence of different forms of benefit payment for this purpose, the interest rate assumptions may not be less than the greater of five percent (5%) or the rate specified for purposes of Section 1.02 of the Plan.  For limitation years beginning on or after January 1, 1995, the actuarially equivalent straight life annuity for purposes of applying the limitations under Section 415(b) of the Code to benefits that are not subject to Section 417(e)(3) of the Code is equal to the greater of the equivalent annual benefit computed using the interest rate and mortality table, or tabular factor, specified in Section 1.02 of the Plan for actuarial equivalence for the particular form of benefit payable, and the equivalent annual benefit computed using a five percent (5%) interest rate assumption and the applicable mortality table.  For Plan benefits subject to Section 417(e)(3) of the Code, the equivalent annual straight life annuity is equal to the greater of the equivalent annual benefit computed using the interest rate and mortality table, or tabular factor, specified in Section 1.02 of the Plan for actuarial equivalence for the particular form of benefit payable, and the equivalent annual benefit computed using the annual interest rate on 30-year Treasury securities as specified by the Commissioner of the Internal Revenue Service, and the mortality table described in Revenue Ruling 2001-62 or any successor table (Revenue Ruling 95-6 for distributions with annuity starting dates prior to December 31, 2002).  For limitation years beginning in 2004 or 2005, for the purposes of determining the Actuarial Equivalent value for a form of payment that is subject to Section 417(e)(3) of the Code, the interest rate assumption shall be the greater of (i) the Applicable Interest Rate or (ii) five and one half percent (5.5%).  For limitation years beginning in 2006 and thereafter, for the purposes of determining the Actuarial Equivalent value for a form of payment that is subject to Section 417(e)(3) of the Code, the interest rate assumption shall be the greater of (i) the Applicable Interest Rate, (ii) five and one half percent (5.5%) or (iii) the rate that provides a benefit of not more than 105% of the benefit that would be provided if the rate (or rates) applicable in determining minimum lump sums were used.

10.02        The limitations of this Section 10.02 shall apply in limitation years beginning on or after July 1, 2007, except as otherwise provided herein.

(a)            The application of the provisions of this Section 10.02 shall not cause the maximum permissible benefit for any Participant to be less than the Participant’s accrued benefit under all the defined benefit plans of the Employer or a predecessor employer as of the end of the last limitation year beginning before July 1, 2007 under provisions of the plans that were both adopted and in effect before April 5, 2007. The preceding sentence applies only if the provisions of such defined benefit plans that were both adopted and in effect before April 5, 2007 satisfied the applicable requirements of statutory provisions, regulations, and other published guidance relating to Section 415 of the Code in effect as of the end of the last limitation year beginning before July 1, 2007, as described in section 1.415(a)-1(g)(4) of the Treasury Regulations.

(b)            Notwithstanding anything contained in the Plan to the contrary, the limitations, adjustments, and other requirements prescribed in the Plan shall comply with the provisions of Section 415 of the Code and the final regulations promulgated thereunder, the terms of which are specifically incorporated herein by reference as of July 1, 2007, except where an earlier effective date is otherwise provided in the final regulations or in this Section 10.02.  However, where the final regulations permit the Plan to specify an alternative option to a default option set forth in the regulations, and the alternative option was available under statutory provisions, regulations, and other published guidance relating to Section 415 of the Code as in effect prior to April 5, 2007, and the Plan provisions in effect as of April 5, 2007 incorporated the alternative option, said alternative option shall remain in effect as a plan provision for limitation years beginning on or after July 1, 2007 unless another permissible option is selected in this Section 10.02.

(c)            For purposes of the Plan’s provisions reflecting Section 415(b)(3) of the Code (i.e., limiting the annual benefit payable to no more than 100% of the Participant’s average annual compensation), a Participant’s average compensation shall be the average compensation for the three consecutive Years of Service that produces the highest average, except that a Participant’s compensation for a Year of Service shall not include compensation in excess of the limitation under Section 401(a)(17) of the Code that is in effect for the calendar year in which such year of service begins.  If the Participant has less than three consecutive Years of Service, compensation shall be averaged over the Participant’s longest consecutive period of service, including fractions of years, but not less than one year.  In the case of a Participant who is rehired by the Employer after a severance of employment, the Participant’s high three-year average compensation shall be calculated by excluding all years for which the Participant performs no services for and receives no compensation from the Employer (the “Break Period”), and by treating the years immediately preceding and following the Break Period as consecutive.

In the case of a Participant who has had a “severance from employment” (as defined in Section 401(k) of the Code) with the Employer, the defined benefit dollar limitation applicable to the Participant in any Limitation Year beginning after the date of severance shall be automatically adjusted in the manner set forth in Section 415(d) of the Code.

10.03        Benefit Forms Not Subject to the Present Value Rules of Section 417(e)(3) of the Code.

(a)            Form of benefit.  Notwithstanding any provision of this Plan to the contrary, the Single Life Annuity that is the Actuarial Equivalence of the Participant’s form of benefit shall be determined under this Section if the form of the Participant’s benefit is either:

(i)             a nondecreasing annuity (other than a Single Life Annuity) payable for a period of not less than the life of the Participant (or, in the case of a Qualified Preretirement Survivor Annuity, the life of the surviving Spouse), or

(ii)            an annuity that decreases during the life of the Participant merely because of: (i) the death of the survivor annuitant (but only if the reduction is not below 50% of the benefit payable before the death of the survivor annuitant), or (ii) the cessation or reduction of Social Security supplements or qualified disability payments (as defined in Section 401(a)(11) of the Code).

(b)            Notwithstanding any provision of this Plan to the contrary, for limitation years beginning before July 1, 2007, the Actuarial Equivalence of the Single Life Annuity is equal to the annual amount of the Single Life Annuity commencing at the same Benefit Starting Date that has the same actuarial present value as the Participant’s form of benefit computed using whichever of the following produces the greater annual amount:

(i)             the Applicable Interest Rate and the Applicable Mortality Table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; and

(ii)            a five percent (5%) interest rate assumption and the Applicable Mortality Table for that Benefit Starting Date.

(c)            Notwithstanding any provision of this Plan to the contrary, for limitation years beginning on or after July 1, 2007, the Actuarial Equivalence of the Single Life Annuity is equal to the greater of:

(i)             the annual amount of the Single Life Annuity (if any) payable to the Participant under the Plan commencing at the same Benefit Starting Date as the Participant’s form of benefit; and

(ii)            the annual amount of the Single Life Annuity commencing at the same Benefit Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using a five percent (5%) interest rate assumption and the Applicable Mortality Table for that Benefit Starting Date.

10.04        Benefit Forms Subject to the Present Value Rules of Section 417(e)(3) of the Code.

(a)            Form of benefit.  Notwithstanding any provision of this Plan to the contrary, the Single Life Annuity that is the Actuarial Equivalence of the Participant’s form of benefit shall be determined as indicated under this Section if the form of the Participant’s benefit is other than a benefit form described in Section 10.03.

(b)            Annuity Starting Date in Plan Years Beginning After 2005.  Notwithstanding  any provision of this Plan to the contrary, if the Benefit Starting Date of the Participant’s form of benefit is in a Plan Year beginning after December 31, 2005, the Actuarial Equivalence of the Single Life Annuity is equal to the greatest of:

(i)             the annual amount of the Single Life Annuity commencing at the same Benefit Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using the Applicable Interest Rate and the Applicable Mortality Table (or other tabular factor) specified in the Plan for adjusting benefits in the same form;

(ii)            the annual amount of the Single Life Annuity commencing at the same Benefit Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using a five and one half percent (5.5%) interest rate assumption and the applicable mortality table for the distribution under Section 1.417(e)-1(d)(2) of the Treasury regulations; and

(iii)           the annual amount of the Single Life Annuity commencing at the same Benefit Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed for the distribution under Section 1.417(e)-1(d)(3) of the Treasury regulations and the applicable mortality table for the distribution under section 1.417(e)-1(d)(2) of the Treasury regulations, multiplied by 1.05.

(c)            Annuity Starting Date in Plan Years Beginning in 2004 or 2005.  Notwithstanding any provision of this Plan to the contrary, if the Benefit Starting Date of the Participant’s form of benefit is in a Plan Year beginning in 2004 or 2005, the Actuarial Equivalence of the Single Life Annuity is equal to the annual amount of the Single Life Annuity commencing at the same Benefit Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greater annual amount:

(i)             the Applicable Interest Rate and the Applicable Mortality Table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; and

(ii)            five and one half percent (5.5%) interest rate assumption and the applicable mortality table for the distribution under section 1.417(e)-1(d)(2) of the Treasury regulations.

ARTICLE XI
TOP-HEAVY PLAN YEARS

11.01        For purposes of this Article XI, the following definitions shall apply:

(a)            “Determination Date” means for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year, for the first Plan Year, the last day of that Plan Year.

(b)            “Employee” means any employee of an Employer and any beneficiary of such an employee.

(c)            “Employer” means the Employer and any Affiliate.

(d)            “Key Employee” means, for Plan Years beginning after December 31, 2000, any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (with cost of living adjustments in the manner set forth in Section 415(d) of the Code), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code.  The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(e)            “Permissive Aggregation Group” means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(f)             “Required Aggregation Group” means (1) each qualified plan of the Employer in which at least one Key Employee participates, and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(g)            “Top-Heavy Compensation” means the first $200,000 (or such higher amount as may be prescribed pursuant to Treasury Regulations) of W-2 earnings actually paid in the Plan Year by an Employer or an Affiliate for services as an Employee.  Top-Heavy Compensation shall include Deemed 125 Compensation, as defined in Section 1.14 of the Plan.

(h)            “Top-Heavy Ratio”:

(1)            If in addition to this Plan the Employer maintains one or more other defined benefit plans (including any simplified employee pension plan) and the Employer has not maintained any defined contribution plan which during the 1-year period ending on the Determination Date has or has had account balances, the top-heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the present value of accrued benefits of all Key Employees as of the Determination Date (including any part of any accrued benefit distributed in the 1-year period ending on the Determination Date), and the denominator of which is the sum of the present value of all accrued benefits (including any part of any accrued benefit distributed in the 1-year period ending on the Determination Date), both computed in accordance with Section 416 of the Code and the regulations thereunder.

(2)            If in addition to this Plan the Employer maintains one or more defined benefit plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined contribution plans which during the 1-year period ending on the Determination Date has or has had any account balances, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees, determined in accordance with (1) above, and the sum of the account balances under the aggregated defined contribution plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the present value of accrued benefits under the aggregated defined benefit plan or plans for all participants, determined in accordance with (1) above, and the sum of the account balances under the aggregated defined contribution plan or plans for all participants as of the Determination Date, all determined in accordance with Section 416 of the Code and the regulations thereunder.  The account balances accrued benefits under a defined contribution plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an account balance made in the 1-year period ending on the Determination Date.

(3)            For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and the second plan years of a defined benefit plan.  The account balances and accrued benefits of a participant (x) who is not a Key Employee but who was a Key Employee in a prior year, or (y) who has not received any Top-Heavy Compensation from any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded.  Notwithstanding the above, for Plan Years beginning after December 31, 2001, the accrued benefits and accounts of any Participant who has not performed services for the Employer during the 1-year period ending on the Determination Date will be disregarded.  The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder.  Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio.  When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (x) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (y) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

(4)            For purposes of (1) and (2) above, in the case of a distribution from the Plan made for a reason other than severance from employment, death or Disability, “5 year period” shall be substituted for “1-year period” wherever such term is found.

(5)            “Valuation Date” means the last day of a Plan Year.

11.02        If the Plan is or becomes top-heavy in any Plan Year, the provisions of Sections 11.04 through 11.05 will automatically supersede any conflicting provision of the Plan.

11.03        The Plan shall be considered top-heavy for any Plan Year if any of the following conditions exists:

(a)            If the Top-Heavy Ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

(b)            If the Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds sixty percent (60%).

(c)            If the Plan is part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

11.04       (a)  The Retirement Pension, commencing on or after the Normal Retirement Date of each individual, other than a Key Employee, who was a Participant during any Top-Heavy Plan year shall be the greater of:

(1)            such Participant’s Retirement Pension determined under Section 3.02; or

(2)            an amount equal to two percent (2%) of such Participant’s Highest Average Compensation for each of the first ten (10) years of his Top-Heavy Service; provided, however, that in the case of a Participant whose Retirement Pension Starting Date is later than his Normal Retirement Date, the amount determined under this Paragraph (2) commencing on such Retirement Pension Starting Date shall not be less than the Actuarial Equivalent of the Retirement Pension that would have been payable pursuant to this Paragraph (2) on the Participant’s Normal Retirement Date

(b)            For purposes of this Section 11.04:

(1)            “Highest Average Compensation” means a Participant’s average Top-Heavy Compensation for the five (5) consecutive years during which his aggregate Top-Heavy Compensation was highest, excluding compensation earned by such Participant:

(A) after the close of the last Top-Heavy Plan Year; or

(B) prior to January 1, 1984, except to the extent that compensation prior to January 1, 1984 is required to be taken into account so that such average is based on a five (5) year period.

(2)            “Top-Heavy Service” means each Year of Service:

(A) in which ended a Plan Year which was not a Top-Heavy Plan Year; or

(B) completed in a Plan Year beginning prior to January 1, 1984.

For Plan Years beginning after December 31, 2001, for purpose of satisfying the minimum benefit requirements of Section 416(c)(1) of the Code and this Plan, in determining Years of Service, any service with Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee.

(c)            In the case of a Participant who is also a Participant in a defined contribution plan maintained by an Employer or an Affiliate, the amount described in Paragraph (a) (2) shall be reduced by the actuarial equivalent, determined as of the date of the Participant’s Retirement Pension Starting Date, of the Participant’s account balance under such defined contribution plan derived from employer contributions (which account balance shall be deemed to include prior withdrawals made by the Participant accumulated at interest to the Participant’s Retirement Pension Starting Date).  For purposes of this Subsection (c), actuarial equivalence and the interest rate referred to in the preceding sentence shall be determined using the actuarial assumptions described in Section 1.02.

11.05        (a)  For any Top-Heavy Plan Year, each Participant shall be vested in his Accrued Benefit in accordance with the following schedule:

Years of Service	Nonforfeitable Percentage

Fewer than Two Years	0%
Two Years but less than Three Years	20%
Three Years but less than Four Years	40%
Four Years but less than Five Years	60%
Five or more Years	100%

(b)            Any portion of a Participant’s Accrued Benefit which has become vested pursuant to Subsection (1) shall remain vested after the Plan has ceased to be a Top-Heavy Plan.

(c)            Any Participant who has completed at least five (5) Years of Service prior to the beginning of the Plan Year in which the Plan ceased to be a Top-Heavy Plan shall continue to vest in his Accrued Benefit according to the schedule set forth in Subsection (a) after the Plan has ceased to be a Top-Heavy Plan.

ARTICLE XII
NON-ALIENABILITY

12.01        Except in the case of a qualified domestic relations order described in Section 414(p) of the Code, no benefit under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, charge, encumbrance, garnishment, levy or attachment; and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, charge, encumber, garnish, levy upon or attach the same shall be void; nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto.

12.02        If any Participant or Beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, the Administrative Committee may (but shall not be required to) terminate the payment of such benefit to such Participant or Beneficiary.  If payment is thus terminated, the Administrative Committee shall direct the Trustee to hold or apply future payments for the benefit of such Participant, his Beneficiary, his spouse or children or other dependents, or any of them, in such manner and in such proportion as the Administrative Committee may deem proper.

12.03        Notwithstanding anything herein to the contrary, effective August 5, 1997, the provisions of this Article XII shall not apply to any offset of a Participant’s benefits provided under the Plan against an amount that the Participant is ordered or required to pay to the Plan under any of the circumstances set forth in Section 401(a)(13)(C) of the Code and Sections 206(d)(4) and 206(d)(5) of ERISA.

ARTICLE XIII
AMENDMENT OF THE PLAN

13.01        The Company shall have the right by action of the Board, at any time and from time to time, to amend in whole or in part any of the provisions of this Plan, and any such amendment shall be binding upon the Participants and their Beneficiaries, the Trustee, the Administrative Committee, any Employer, and all parties in interest; provided, however, that no such amendment shall authorize or permit any of the assets of the Trust Fund to be used for or directed to purposes other than the exclusive benefit of the Participants or their Beneficiaries.  Any such amendment shall become effective as of the date specified therein.

13.02        No amendment to the Plan including a change in the actuarial basis for determining optional or early retirement benefits shall be effective to the extent that it has the effect of decreasing a Participant’s Accrued Benefit.  Notwithstanding the preceding sentence, a Participant’s Accrued Benefit may be reduced to the extent permitted under Section 412(c)(8) of the Code.  For purposes of this paragraph, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits.  In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a participant who satisfies either before or after the amendment the preamendment conditions for the subsidy.  In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance).  Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant’s vested interest determined without regard to such amendment as of the later of the date such amendment is adopted, or becomes effective.

13.03        If at any time the vesting schedule set forth in Section 4.01 is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three Years of Service may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change.  For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting “five Years of Service” for ‘three Years of Service” where such language appears.  The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(i)             60 days after the amendment is adopted;

(ii)            60 days after the amendment becomes effective; or

(iii)           60 days after the Participant is issued written notice of the amendment by the Employer or the Plan Administrator.

ARTICLE XIV
TERMINATION OF THE PLAN

14.01        The Company may, by action of the Board and by appropriate notice to the Trustee, determine that it shall terminate the Plan in its entirety or withdraw from the Plan and terminate the same with respect to itself.  The Company may by action of the Board at any time determine that any other Employer shall withdraw from the Plan, and any other Employer by action of its Board of Directors may determine that it shall so withdraw, and upon any such determination, the Plan, in respect of such Employer, shall be terminated.

14.02        Any termination or partial termination shall be effective as of the date specified in the resolution providing therefor, if any, and shall be binding upon the Employer, the Trustee, all Participants and Beneficiaries and all parties in interest.

14.03        Upon termination of the Plan in its entirety, each Participant shall be fully (100%) vested in his Accrued Benefit, determined as of the date of such termination.  A Participant’s Accrued Benefit shall be payable only from the Trust Fund, except to the extent otherwise provided in Title IV of ERISA.

14.04        In the event of a partial termination of the Plan, within the meaning of Section 411(d)(3)(A) of the Code, each affected Participant shall, insofar as required by applicable law, be fully (100%) vested in his Accrued Benefit, determined as of the date of such partial termination.

14.05        Upon termination of the Plan in its entirety or upon a partial termination of the Plan, the assets comprising the Trust Fund shall be allocated in accordance with the statutory priorities set forth in Section 4044(d)(2) of ERISA and regulations promulgated thereunder.  Subject to the limitations imposed by Section 4044(d)(2) of ERISA and Section 14.06, any funds remaining after satisfaction of all liabilities to Plan Participants shall be returned to the Employer.

14.06       (a)  As used in this Section 14.06:

(1)            “Applicable Early Termination Date” means the tenth (10th) anniversary of the effective date of any increase in benefits under this Plan.

(2)            “Predecessor Plan’ means any retirement plan which (A) was maintained by a corporation or unincorporated business before it became an Employer and (B) has merged into the Plan.

(3)            “Twenty-five Highest Paid Employees” means the twenty-five (25) highest paid Employees on the tenth (10th) anniversary preceding the Applicable Early Termination Date (including any such Employees) who were not then, or were not eligible to become, Participants in the Plan), excluding any Participant whose Retirement Pension will not exceed $1,500.

(4)            “Unrestricted Benefits” means benefits in the form provided under this Plan equal to the amount provided by the greatest of:

(A) employer contributions (or funds attributable thereto) under the Plan or a Predecessor Plan which would have been applied to provide the Participant’s Accrued Benefit if the Plan or such Predecessor Plan, as in effect on the tenth (10th) anniversary preceding the Applicable Early Termination Date, had continued without change;

(B) $20,000; or

(C) an amount equal to the sum of (A) employer contributions (or funds attributable thereto) which would have been applied to provide the Participant’s Accrued Benefit under the Plan or any Predecessor Plan if the Plan or such Predecessor Plan had terminated on the tenth (10th) anniversary preceding the Applicable Early Termination Date and (B) twenty percent (20%) of the first $50,000 of the Participant’s average Compensation during the preceding five (5) years, multiplied by the number of years in respect of which the full current costs of the Plan have been met since the tenth (10th) anniversary preceding the Applicable Early Termination Date;

(D)  (I)  for a Participant who is not a “substantial owner” as defined in Section 4022(b)(5) of ERISA, an amount which equals the present value of the maximum benefit of such Participant described in Section 4022(b)(3)(B) of ERISA, determined on the date the Plan terminates or the Participant’s Retirement Pension Starting Date, whichever is earlier and determined in accordance with regulations of the Pension Benefit Guaranty Corporation (“PBGC”), without regard to any other limitations in Section 4022 of ERISA; or

(II)            for a Participant who is a “substantial owner,” as defined in Section 4022(b)(5) of ERISA, the greatest of the amounts in (A), (B), (C) or an amount which equals the present value of the benefit guaranteed upon termination of the Plan for such Participant under Section 4022 of ERISA, or if the Plan has not terminated, the present value of the benefit that would be guaranteed if the Plan terminated on such Participant’s Retirement Pension Starting Date, determined in accordance with regulations of the PBGC.

(b)            Subject to the provisions of Section 4044 of ERISA, in the event that:

(1)            the Plan is terminated in respect of an Employer at any time prior to the Applicable Early Termination Date; or

(2)            the benefits of any Participant became payable (A) at any time prior to the Applicable Early Termination Date or (B) subsequent to the Applicable Early Termination Date but before the full current costs of the Plan for the period prior to the Applicable Early Termination Date have been funded, the benefits (as defined in Treasury Regulation 1.401-4(c)(2)(vi)(a)) which any of the Twenty-Five Highest Paid Employees may receive (including any Unrestricted Benefits) shall not exceed his Unrestricted Benefits at any time.

In the case of a Participant described in Subparagraph (2) (B), if on the Applicable Early Termination Date the full current costs are not met, the restrictions contained in this Section 14.06 shall continue in force until the full current costs are funded for the first time.

(c)            The provisions of this Section 14.06 shall not restrict the current payment of full retirement benefits called for by this Plan to any Retired Participant or his Beneficiary while the Plan is in full effect and its full current costs have been met.

(d)            If any funds are released by operation of the provisions of this Section 14.06, they shall be applied solely for the benefit of Participants and Beneficiaries other than the Twenty-five Highest Paid Employees or, if not required for the funding of benefits for such Participants and Beneficiaries, shall revert to the appropriate Employer.

(e)            The restrictions contained in Subsection (b) may be exceeded for the purpose of making current Retirement Pension payments to a Retired Participant who would otherwise be subject to such restrictions if:

(1)            such Retirement Pension is in the form described in Section 1.44 or 3.02, whichever is applicable, or under an Option which does not provide level pension benefits greater than those provided by the form described in Section 1.44;

(2)            the Retirement Pension thus provided is supplemented, to the extent necessary to provide the full Retirement Pension in the form provided in Section 1.44 or 3.02, by current payments to such Retired Participant as installments of such Retirement Pension come due; and

(3)            such supplemental payments are made at any time only if (A) the full current costs of the Plan have then been funded or (B) the aggregate of such supplemental payments for all such Retired Participants for the current year does not exceed the aggregate of the Employer contributions already made in respect of such year.

(f)             If there shall be more than one Employer, the provisions of this Section 14.06 shall be applied separately in respect of each such Employer.

(g)            A Participant who is one of the Twenty-five Highest Paid Employees may elect to receive his benefits under this Plan in the form of a lump sum distribution only if he agrees to deposit with an acceptable depository property having a market value equal to one hundred twenty-five percent (125%) of the difference between the amount of such distribution and the Actuarial Equivalent of his Unrestricted Benefits as security for his repayment of any benefits paid to him in excess of the maximum permitted by this Section 14.06.  Additional deposits of security, in the amount necessary to increase the fair market value of such security to one hundred twenty-five percent (125%) of the difference between the amount of the distribution and the actuarial Equivalent of his Unrestricted Benefits shall be made whenever the fair market value of such security is less than one hundred ten percent (110%) of such difference.

14.07        If the Plan shall merge or consolidate with, or transfer its  assets or liabilities to, any other “pension plan”, as defined in Section 3(2) of ERISA, each Participant shall be entitled to receive a benefit immediately after such merger, consolidation or transfer (assuming that the Plan had then terminated) which is equal to or greater than the benefit which he would have been entitled to receive immediately before such merger, consolidation or transfer (assuming that the Plan had then terminated).

ARTICLE XV
TRUST AND ADMINISTRATION

15.01        The assets of the Trust Fund shall be held by the Trustees, who shall consist of not fewer than two (2) individuals, or a bank or trust company appointed by the Board.  The Trustees shall hold office until their or its successors have been duly appointed or until death, resignation or removal.

15.02        The investment of the assets of the Plan shall be managed, except to the extent that such responsibility has been allocated or delegated, by the Trustee.

15.03        The Trustees shall act unanimously; provided, however, that if at any time there are more than two (2) Trustees acting hereunder, they shall act by majority vote and may act either by vote at a meeting or in writing without a meeting.  Notwithstanding the foregoing:

(a)            checks and other instruments for the payment of money and instruments relating to the purchase, sale or other disposition of securities or other property held in the Trust and checks and other instruments in payment of distributions to Participants and Beneficiaries or in payment of proper expenses under the Plan may be signed by any one Trustee or by any person or persons authorized by unanimous action of all the Trustees then acting hereunder with the same force and effect as if signed by all Trustees; and

(b)            the Trustees may, by written authorization, empower one of them individually to execute any other document or documents on behalf of the Trustees, such authorization to remain in effect until revoked by any Trustee.

15.04        The Trustees may appoint such independent accountants, enrolled actuaries, legal counsel, investment advisors and other agents or specialists as they deem necessary or desirable in connection with the performance of their duties hereunder.  The Trustees shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by them in good faith in relying upon, any opinions or reports which are furnished to them by any such independent accountant, enrolled actuary, legal counsel, investment advisor or other specialist.

15.05        The Trustees shall serve without compensation for services as such.  All expenses of the Trust shall be paid by the Trust unless paid by Employers.  Such expenses shall include any expenses incidental to the operation of the Trust, including, but not limited to, fees of independent accountants, enrolled actuaries, legal counsel, investment advisors and other agents or specialists and similar costs.  The Employers may make advances or extend credit to the Plan for the purpose of paying Plan benefits or expenses to the extent permitted, and in accordance with, applicable law.

15.06        The Trustees shall discharge their duties with respect to the Plan solely in the interests of the Participants and their Beneficiaries; and

(a)            for the exclusive purpose of providing benefits to Participants and the Beneficiaries and defraying reasonable expenses of administering the Plan;

(b)            with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims;

(c)            by diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

(d)            in accordance with the documents and instruments governing the Plan, insofar as such documents and instruments are consistent with the provisions of ERISA.

15.07       (a)  The Company is hereby designated as “named fiduciary” within the meaning of Section 402(a) of ERISA, with respect to the investment of the assets of the Plan and shall, except to  the extent provided below, direct the investment of such assets and possess all powers which may be necessary to carry out such duty.

(b)            At the direction of the Investment Committee, the Trustees may appoint an investment manager, as defined in Section 3(38) of ERISA, in which case, unless otherwise provided by ERISA, no Trustee shall be liable for the acts or omissions of such investment manager or be under any obligation to invest or otherwise manage any asset of the Trust Fund which is subject to the management of such manager.

(c)           (1)            The Administrative Committee and the Trustees may establish procedures for (A) the allocation of fiduciary responsibilities (other than “trustee responsibilities” as defined in Section 405(c)(3) of ERISA under the Plan among themselves, and (B) the designation of persons other than named fiduciaries to carry out fiduciary responsibilities (other than trustee responsibilities) under the Plan.

(2)            If any fiduciary responsibility is allocated or if any person is designated to carry out any responsibility pursuant to Paragraph (1), no named fiduciary shall be liable for any act or omission of such person in carrying out such responsibility, except as provided in Section 405(c)(2) of ERISA.

15.08        The Trustees shall receive any contributions paid to them in cash and shall establish the Trust Fund hereunder.  The Trust Fund shall be held, managed and administered in accordance with the terms of this Plan.  A transaction between the Plan and a common or collective trust fund or pooled investment fund maintained by a party in interest which is a bank or trust company supervised by a  State or Federal agency, or a pooled investment fund of an insurance company qualified to do business in a State, and listed on Appendix B as amended from time to time shall be permitted in accordance with ERISA Section 408(b)(8) if the transaction is a sale or purchase of an interest in the fund, and the bank, trust company, or insurance company receives not more than reasonable compensation.  All or any part of the assets of the Trust Fund may be invested in any group trust which then provides for the pooling of the assets of plans described in Section 401(a) of the Code and is exempt from tax under Section 501(a) of the Code in accordance with Revenue Ruling 81-100, provided that the provisions of the document governing such group trust, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of this Plan.

15.09        The Trustees shall invest and reinvest the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, in such securities or other property, real or personal, foreign or domestic, wherever situated, as the Trustees shall deem advisable, including, but not limited to, the general account or a separate account of an insurance company licensed to do business in the State of New York, shares in a regulated investment company or plans for the accumulation of such shares, common or preferred stocks, bonds and mortgages, and other evidences of ownership or indebtedness.  In making such investments, the Trustee shall not be restricted to securities or other property of the character authorized or required by applicable law for trust investments.

15.10        The Trustees shall have the following powers and authority in the investment of the assets of the Trust Fund:

(a)            to purchase, or subscribe for, any securities (including shares in a regulated investment company or plans for the accumulation of such shares) or other property and to retain the same in trust, the Trustees being specifically authorized to limit investment, in their own discretion, to shares of regulated investment companies or to plans for the accumulation of such shares;

(b)            to sell, exchange, convey, transfer or otherwise dispose of, by private contract or at public auction, any securities or other property held by them; and no person dealing with the Trustees shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

(c)            to vote any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to oppose, consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporation securities; to pay any assessments or charges in connection with any security; to delegate any discretionary powers; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held as part of the Trust Fund;

(d)            to cause any securities or other property held as part of the Trust Fund to be registered in their own names or in the name of one or more nominees, and to hold any investments in bearer form, but the books and records of the Trustees shall at all times show  that all such investments are part of the Trust Fund;

(e)            to borrow or raise money for the purposes of the Plan in such amount and upon such terms and conditions as the Trustees shall deem advisable; and for any sum so borrowed, to issue their promissory note as Trustees and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustees shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of any such borrowing;

(f)             to keep such portion of the Trust Fund in cash or cash balances as the Trustees may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

(g)            to accept and retain for such time as may seem advisable any securities or other property received or acquired by them as Trustees hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(h)            to sell call options on any national securities exchange with respect to securities held in the Trust Fund, and to purchase call options for the purpose of closing out previous sales of call option;

(i)             to appoint a bank or trust company as corporate Trustee, and to enter into and execute an agreement with any such corporate Trustee to provide for the investment and reinvestment of assets of the Trust Fund.

15.11        The Trustees, at the direction of the Administrative Committee, shall from time to time make payments out of the Trust Fund in accordance with the provisions of the Plan in such manner, in such amounts and for such purposes as they may determine, and when any such payment has been made, the amount thereof shall no longer constitute a part of the Trust Fund.

15.12        (a)  The Trustees shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder.

(b)            Within the time required by law, the Trustees shall file with the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by them during such Plan Year.  Except as provided to the contrary by Section 413(a) of ERISA, upon the expiration of ninety (90) days from the date of filing of such account, the Trustees shall be forever released and discharged from all liability and accountability to anyone with respect to the propriety of their acts and transactions shown in such account, except with respect to any such acts or transactions as to which the Company shall file with the Trustees written objections within such ninety (90) day period.

(c)            The filing by the Trustees with the Company of an annual report in accordance with Section 103 of ERISA shall constitute the filing of an account within the meaning of this Section.

15.13        Any Trustee may be removed by the Board at any time.  A Trustee may resign at any time upon thirty (30) days’ notice in writing to the Board, which notice may be waived by the Board.  Upon such removal or resignation of a Trustee, or upon the death or disability of a Trustee, the Board may appoint a successor Trustee, who shall have the same powers and duties as those conferred upon the Trustees hereunder.  The Board may at any time appoint one or more additional Trustees, who shall have the same powers and duties as those conferred upon the Trustees hereunder.

15.14        In any case in which any person is required or permitted to make an election under this Plan, such election shall be made in writing and filed with the Administrative Committee on the form provided by them or made in such other manner as the Administrative Committee may direct.

ARTICLE XVI

CLAIM AND APPEAL PROCEDURE

16.01        (a)  Initial Claim

(i)             Any claim by an Employee, Participant or Beneficiary “Claimant”) with respect to eligibility, participation, contributions, benefits or other aspects of the operation of the Plan shall be made in writing to the Administrative Committee for such purpose.  An authorized representative of a Claimant may act on behalf of the Claimant in pursuing a benefit claim or any subsequent appeal of an adverse benefit determination hereunder. The Administrative Committee shall provide the Claimant with the necessary forms and make all determinations as to the right of any person to a disputed benefit.  If a Claimant is denied benefits under the Plan, the Administrative Committee or its designee shall notify the Claimant in writing of the denial of the claim within ninety (90) days (or within forty-five (45) days if the claim involves a determination of a claim for disability benefits) after the Administrative Committee receives   the claim, provided that in the event of special circumstances such period may be extended.

(ii)            In the event of special circumstances, the maximum period in which a claim must be determined may be extended as follows:

(A) With respect to any claim, other than a claim that involves a determination of a claim for disability benefits, the ninety (90) day period may be extended for a period of up to ninety (90) days (for a total of one hundred eighty (180) days).  If the initial ninety (90) day period is extended, the Administrative Committee or its designee shall notify the Claimant in writing within ninety (90) days of receipt of the claim.  The written notice of extension shall indicate the special circumstances requiring the extension of time and provide the date by which the Administrative Committee expects to make a determination with respect to the claim.  If the extension is required due to the Claimant’s failure to submit information necessary to decide the claim, the period for making the determination shall be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Administrative Committee’s request for information, or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided.

(B) With respect to a claim that involves a determination of a claim for disability benefits, the forty-five (45) day period may be extended as follows:

(I)             Initially, the forty-five (45) day period may be extended for a period to up to an additional thirty (30) days (the “Initial Disability Extension Period”), provided that the Administrative Committee determines that such an extension is necessary due to matters beyond the control of the Plan and, within forty-five (45) days of receipt of the claim, the Administrative Committee or its designee notifies the Claimant in writing of such extension, the special circumstances requiring the extension of time, the date by which the Administrative Committee expects to make a determination with respect to the claim and such information as required under clause (III) below.

(II)            Following the Initial Disability Extension Period the period for determining the Claimant’s claim may be extended for a period of up to an additional thirty (30) days, provided that the Administrative Committee determines that such an extension is necessary due to matters beyond the control of the Plan and within the Initial Disability Extension Period, notifies the Claimant in writing of such additional extension, the special circumstances requiring the extension of time, the date by which the Administrative Committee expects to make a determination with respect to the claim and such information as required under clause (III) below.

(III)          Any notice of extension pursuant to this Paragraph (B) shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the Claimant shall be afforded forty-five (45) days within which to provide the specified information.

(IV)          If an extension is required due to the Claimant’s failure to submit information necessary to decide the claim, the period for making the determination shall be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Administrative Committee’s request for information, or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided.

(iii)           If a claim is wholly or partially denied, the notice to the Claimant shall set forth:

(A) The specific reason or reasons for the denial;

(B) Specific reference to pertinent Plan provisions upon which the denial is based;

(C) A description of any additional material or information necessary for the Claimant to complete the claim request and an explanation of why such material or information is necessary;

(D) Appropriate information as to the steps to be taken and the applicable time limits if the Claimant wishes to submit the adverse determination for review; and

(E) A statement of the Claimant’s right to bring a civil action under Section 502 of ERISA following an adverse determination on review.

(iv)           In addition, in the case of a disability claim that is wholly or partially denied, the notice to the Claimant shall set forth:

(A) if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the Claimant upon request; and

(B) if the denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(b)            Claim Denial Review.

(i)             If a claim has been wholly or partially denied, the Claimant may submit the claim for review by the Administrative Committee.  Any request for review of a claim must be made in writing to the Administrative Committee no later than sixty (60) days (or within one hundred and eighty (180) days if the claim involves a determination of a claim for disability benefits) after the Claimant receives notification of denial or, if no notification was provided, the date the claim is deemed denied.

The Claimant or his duly authorized representative may:

(A) Upon request and free of charge, be provided with reasonable access to, and copies of, relevant documents, records, and other information relevant to the Claimant’s claim; and

(B) Submit written comments, documents, records, and other information relating to the claim.  The review of the claim determination shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial claim determination.

(ii)            The decision of the Administrative Committee upon review shall be made within sixty (60) days (or within forty-five (45) days if the claim involves a determination of a claim for disability benefits) after receipt of the Claimant’s request for review, unless special circumstances (including, without limitation, the need to hold a hearing) require an extension.  In the event of special circumstances, the maximum period in which a claim must be determined may be extended as follows:

(A) With respect to any claim, other than a claim that involves a determination of a claim for disability benefits, the sixty (60) day period may be extended for a period of up to sixty (60) days.

(B) With respect to a claim that involves a determination of a claim for disability benefits, the forty-five (45) day period may be extended for a period of up to forty-five (45) days.

If the sixty (60) day period (or forty-five (45) day period where the claim involves a determination of a claim for disability benefits) is extended, the Administrative Committee or its designee shall, within sixty (60) days (or within forty-five (45) days if the claim involves a determination of a claim for disability benefits) of receipt of the claim for review, notify the Claimant in writing.  The written notice of extension shall indicate the special circumstances requiring the extension of time and provide the date by which the Administrative Committee expects to make a determination with respect to the claim upon review.  If the extension is required due to the Claimant’s failure to submit information necessary to decide the claim, the period for making the determination shall be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Administrative Committee’s request for information, or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided.

(iii)           Reserved.

(iv)           The Administrative Committee, in its sole discretion, may hold a hearing regarding the claim and request that the Claimant attend.  If a hearing is held, the Claimant shall be entitled to be represented by counsel.

(v)            The Administrative Committee’s decision upon review on the Claimant’s claim shall be communicated to the Claimant in writing.  If the claim upon review is denied, the notice to the Claimant shall set forth:

(A) The specific reason or reasons for the decision, with references to the specific Plan provisions on which the determination is based;

(B) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim; and

(C) A statement of the Claimant’s right to bring a civil action under Section 502 of ERISA.

(D) In addition, in the case of a disability claim that is wholly or partially denied, the notice to the Claimant shall set forth:

(I)             if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the Claimant upon request; and

(II)            if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(vi)           Any review of a claim involving a determination of a claim for disability benefits shall not afford deference to the initial adverse benefit determination and shall not be determined by any individual who made the initial adverse benefit determination or a subordinate of such individual.  In deciding a review of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the Administrative  Committee shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.

(c)            All interpretations, determinations and decisions of the Administrative Committee with respect to any claim, including without limitation the appeal of any claim, shall be made by the Administrative Committee, in its sole discretion, based on the Plan and comments, documents, records, and other information presented to it, and shall be final, conclusive and binding.

(d)            The claims procedures set forth in this Section are intended to comply with U.S. Department of Labor Regulation § 2560.503-1 and should be construed in accordance with such regulation.  In no event shall it be interpreted as expanding the rights of Claimants beyond what is required by Department of Labor Regulation § 2560.503-1.

(e)            A Claimant, or his or her duly authorized representative, may commence a lawsuit to obtain benefits only after he or she has exhausted the claims procedures described in this Section 16.01, and a final decision has been rendered or deemed rendered on appeal.  Notwithstanding anything herein to the contrary, unless prohibited by law, any lawsuit with regard to the denial of benefits under the Plan must be commenced within one (1) year from the earliest of (i) the date that the appeal was denied or (ii) the expiration of the time by which the Plan was required to render a decision on appeal under the procedures set forth above if an appeal had been made.  All lawsuits commenced after such period shall be deemed to have been waived by the Claimant and shall thereafter be wholly unenforceable.  Nothing in this paragraph shall be construed to extend any otherwise applicable statute of limitations period set forth under ERISA or any under any other applicable law.

ARTICLE XVII
MISCELLANEOUS

17.01        If any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, but such illegal or invalid provision shall be deemed modified to the extent necessary to conform to applicable law and carry out the purposes of this Plan, or, if such modification is impossible, the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

17.02        The Plan shall be governed, construed and enforced in accordance with the laws of the State of New York (without reference to its Conflict of Laws provisions), except to the extent preempted by ERISA, the Code, or other federal law, including the Defense of Marriage Act, and subject to the applicable provisions of the laws of the United States of America.

17.03        Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and vice versa, and wherever any words are used herein in the singular form, they shall be construed as through they were also used in the plural form in all cases where they would so apply, and vice versa.

17.04        The adoption and maintenance of this Plan shall not be deemed to constitute a contract between any Employer and any person or to be a consideration for the employment of any person.  Nothing contained herein shall be deemed to give any person the right to be retained in the employ of any Employer or to derogate from the right of any Employer or discharge any person at any time without regard to the effect of such discharge upon the rights of such person as a Participant in this Plan.

17.05        Except as otherwise provided by ERISA, no liability shall attach to any Employer for payment of any benefits or claims hereunder, and all participants and Beneficiaries, and all persons claiming under or through them, shall have recourse only to the Trust Fund for payment of any benefit hereunder.

17.06        Nothing in this Plan, express or implied, is intended, or shall be construed, to confer upon or give to any person, firm, association or corporation, other than the parties hereto and their successors in interest, any right, remedy or claim under or by reason of this Plan or any covenants, condition or stipulation hereof, and all covenants, conditions and stipulations in this plan, by or on behalf of any party, shall be for the sole and exclusive benefit of the parties hereto.

(a)            Any contribution to the Plan made by an Employer by a mistake in fact may be returned to such Employer at the direction of the Administrative Committee within one (1) year after the date of the payment of such contribution.

(b)            Each contribution made to this Plan by an Employer is conditioned upon its deductibility under Section 404 of the Code.  If the deduction is disallowed, such contribution shall, to the extent disallowed as a deduction, be returned to such Employer within one (1) year following the date of disallowance.

(c)            This Plan is established for the exclusive benefit of the Participants herein and their Beneficiaries.  Except as provided in Section 14.05 and this Section 17.06, it shall be impossible for any assets of the Trust to revert to any Employer prior to the satisfaction of all liabilities hereunder with respect to all Participants and their Beneficiaries.

ARTICLE XVIII
ADMINISTRATION OF THE PLAN

18.01        Administrative Committee.  There is hereby created an Administrative Committee for  the Plan.  The general administration of the Plan on behalf of the Plan Administrator shall be placed in the Administrative Committee.

18.02        Investment Committee.  There is hereby created an Investment Committee for the Plan, which shall oversee the investment of the assets of the Trust Fund subject to ERISA.

18.03        Payment of Benefits (Administrative Committee).  The Administrative Committee shall advise the Trustee in writing with respect to all benefits which become payable under the terms of the Plan and shall direct the Trustee to pay such benefits on order of the Administrative Committee.  In the event that the Trust Fund shall be invested in whole or in part in one or more insurance contracts, the Administrative Committee shall be authorized to give to any insurance company issuing such a contract such instructions as may be necessary or appropriate in order to provide for the payment of benefits in accordance with the Plan.

18.04        Powers and Authority; Action Conclusive (Administrative Committee).  Except as otherwise expressly provided in the Plan or in the Trust Agreement, or by the Investment Committee, the Administrative Committee shall have the exclusive right, power, and authority, in its sole and absolute discretion, to administer, apply and interpret the Plan, Trust Agreement and any other Plan documents and to decide all matters arising in connection with the operation or administration of the Plan and the Trust.  Subject to the immediately preceding sentence, the Administrative Committee shall have all powers necessary or helpful for the carrying out of its responsibilities, and the decisions or action of the Administrative Committee in good faith in respect of any matter hereunder shall be conclusive and binding upon all parties concerned.

Without limiting the generality of the foregoing, the Administrative Committee has the complete authority, in its sole and absolute discretion, to:

(a)            Determine all questions arising out of or in connection with the interpretation of the terms and provisions of the Plan except as otherwise expressly provided herein;

(b)            Make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions of the Plan, and fix the annual accounting period of the trust established under the Trust Agreement as required for tax purposes;

(c)            Construe all terms, provisions, conditions of and limitations to the Plan;

(d)            Determine all questions relating to (A) the eligibility of persons to receive benefits hereunder, (B) the periods of service, including Hours of Service, Credited Service and Years of Service, and the amount of Compensation of a Participant during any period hereunder, and (C) all other matters upon which the benefits or other rights of a Participant or other person shall be based hereunder; and

(e)            Determine all questions relating to the administration of the Plan (A) when disputes arise between the Employer and a Participant or his Beneficiary, Spouse or legal representatives, and (B) whenever the Administrative Committee deems it advisable to determine such questions in order to promote the uniform administration of the Plan.

The Administrative Committee may recoup on behalf of the Plan any payment made in error by the Plan to any person, and any such amount will be returned to the Plan.

All determinations made by the Administrative Committee with respect to any matter arising under the Plan Trust Agreement and any other Plan documents shall be final and binding on all parties.  The foregoing list of powers is not intended to be either complete or exclusive and the Administrative Committee shall, in addition, have such powers as the Plan Administrator deems appropriate and delegates to it and such powers as may be necessary for the performance of its duties under the Plan and the Trust Agreement.

18.05        Reliance on Information (Administrative Committee).  The members of the Administrative Committee and any Employer or affiliate thereof (including the Company) and its officers, directors and employees shall be entitled to rely upon all tables, valuations, certificates, opinions and reports furnished by any accountant, trustee, insurance company, counsel or other expert who shall be engaged by the Company or an affiliate thereof or the Administrative Committee, and the members of the Administrative Committee and any Employer or affiliate thereof (including the Company) and its officers, directors and employees shall be fully protected in respect of any action taken or suffered by them in good faith in reliance thereon, and all action so taken or suffered shall be conclusive upon all persons affected thereby.

18.06        Actions to be Uniform; Regular Personnel Policies to be Followed.  Any discretionary actions to be taken under this Plan by the Administrative Committee or Investment Committee with respect to the classification of the Employees, contributions, or benefits shall be uniform in their nature and applicable to all Employees similarly situated.  With respect to service with the Employer, leaves of absence and other similar matters, the Administrative Committee shall administer the Plan in accordance with the Employer’s regular personnel policies at the time in effect.

18.07        Fiduciaries.  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.  Any Named Fiduciary under the Plan, and any fiduciary designated  by a Named Fiduciary to whom such power is granted by a Named Fiduciary under the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

18.08        Plan Administrator.  The Company shall be the administrator of the Plan, as defined in Section 3(16)(A) of ERISA and shall be responsible for the preparation and filing of any required returns, reports, statements or other filings with appropriate governmental agencies.  The Company or its authorized designee shall also be responsible for the preparation and delivery of information to persons entitled to such information under any applicable law.

18.09        Notices and Elections (Administrative Committee).  A Participant shall deliver to the Administrative Committee all directions, orders, designations, notices or other communications on appropriate forms to be furnished by the Administrative Committee.  The Administrative Committee shall also receive notices or other communications directed to Participants from the Trustee and transmit them to the Participants.  All elections which may be made by a Participant under this Plan shall be made in a time, manner and form determined by the Administrative Committee unless a specific time, manner or form is set forth in the Plan.

18.10        Misrepresentation of Age.  In making a determination or calculation based upon a Participant’s age, the Administrative Committee shall be entitled to rely upon any information furnished by the Participant.  If a Participant misrepresents the Participant’s age, and the misrepresentation is relied upon by a Member Company, an affiliate thereof (including the Company) or the Administrative Committee, the Administrative Committee will adjust the Participant’s Accrued Benefit to conform to the Participant’s actual age and offset future monthly payments to recoup any overpayments caused by the Participant’s misrepresentation.

18.11        Decisions of Administrative Committee are Binding.  Notwithstanding anything in the Plan to the contrary, the Administrative Committee shall have discretionary and final authority to (a) determine all questions concerning eligibility, elections, contributions and benefits under the Plan, (b) construe all terms of the Plan, including any uncertain terms, and (c) determine all questions concerning Plan administration.  The Administrative Committee also has discretion and authority to interpret Plan terms to reflect the Plan Sponsor's intent.  In the event of a scrivener's error that renders a Plan term inconsistent with the Plan Sponsor's intent, the Plan Sponsor's intent controls, and any inconsistent Plan term is made expressly subject to this requirement.   In carrying out its functions under the Plan, the Administrative Committee shall endeavor to act by general rules so as to administer the Plan in a uniform and nondiscriminatory manner as to all persons similarly situated. The Administrative Committee has the authority to review objective evidence to conform the Plan term to be consistent with the Plan Sponsor's intent.  Any determination made by the Administrator shall be given deference in the event it is subject to judicial review and shall be overturned only if it is arbitrary and capricious.

18.12        Spouse’s Consent.  In addition to when such consent is expressly required by the terms of this Plan, the Administrative Committee may in its sole discretion also require the written consent of the Employee’s Spouse to any other election or revocation of election made under this Plan before such election or revocation shall be effective.

18.13        Accounts and Records.  The Administrative Committee and Investment Committee shall maintain such accounts and records regarding the fiscal and other transactions of the Plan and such other data as may be required to carry out its functions under the Plan and to comply with all applicable laws.  The Administrative Committee shall report annually to the Board on the performance of its responsibilities and on the performance of any trustee or other persons to whom any of its powers and responsibilities may have been delegated and on the administrative operation of the Plan for the preceding year.  The Investment Committee shall report annually to the Board on the performance of its responsibilities and on the performance of any trustee, investment manager, insurance carrier or persons to whom any of its powers and responsibilities may have been delegated and on the financial condition of the Plan for the preceding year.

18.14        Forms.  To the extent that the form or method prescribed by the Administrative Committee to be used in the operation and administration of the Plan does not conflict with the terms and provisions of the Plan, such form shall be evidence of (a) the Administrative Committee’s interpretation, construction and administration of this Plan and (b) decisions or rules made by the Administrative Committee pursuant to the authority granted to the Administrative Committee under the Plan.

18.15        Liability and Indemnification.  The functions of the Trustees, Administrative  Committee, the Investment Committee, the Board, and the Employer under the Plan are fiduciary in nature and each shall be carried out solely in the interest of the Participants and other persons entitled to benefits under the Plan for the exclusive purpose of providing the benefits under the Plan (and for the defraying of reasonable expenses of administering the Plan).  The Administrative Committee, the Investment Committee, the Board, and the Employer shall carry out their respective functions in accordance with the terms of the Plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.  No member of the Administrative Committee or Investment Committee and no officer, director, or employee of the Employer shall be liable for any action or inaction with respect to his functions under the Plan unless such action or inaction is adjudicated to be a breach of the fiduciary standard of conduct set forth above.

The Company shall indemnify and hold harmless any person who, by virtue of membership on the Board, Administrative Committee, Investment Committee or any other committee or by virtue of such person’s status as a director, officer or employee of the Employer, is deemed or held to be a fiduciary of the Plan within the meaning of the Act, to the extent not covered by the Company’s insurance, against any and all claims, loss, damages, expenses, including legal fees and other expenses of litigation and liability arising from any action or failure to act, provided that such act or failure to act is not judicially determined to be due to the gross negligence or willful misconduct of such person, except that the Company may, in its sole discretion, elect not to enforce this provision in a case of gross negligence or willful misconduct.  Further, no member of the Administrative Committee or Investment Committee shall be personally liable merely by virtue of any instrument executed by him or on his behalf as a member of the Administrative Committee or Investment Committee.  The Company may secure and maintain in full force and effect such insurance as may be reasonably available on behalf of the persons described in this Section 18.15, to cover liability or losses from which the Company is obligated to indemnify such persons.  The amount and conditions of such insurance shall be determined by the Company in its sole discretion.

APPENDIX A

REQUIRED MINIMUM DISTRIBUTION RULES

Section 1.               General Rules

1.1.           Effective Date.  The provisions of this Appendix will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.2.           Scope.  This Appendix A describes the required distribution rules for Participants who have reached their Required Beginning Date, as those terms are defined in the Plan, as well as the incidental death benefit requirements.  The terms of this Appendix A shall apply solely to the extent required under Section 401(a)(9) of the Code and shall be null and void to the extent that they are not required under Section 401(a)(9) of the Code.  This Appendix A is not intended to defer the timing of a distribution beyond the date otherwise required under the Plan or to create any benefits (including but not limited to death benefits) or distribution forms that are not otherwise offered under the Plan.  Any capitalized terms not otherwise defined in this Appendix A have the meaning given those terms in the Plan.

1.3.           Precedence.  The requirements of this Appendix A will take precedence over any inconsistent provisions of the Plan.

1.4.           Requirements of Treasury Regulations Incorporated.  All distributions required under this Appendix A will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Internal Revenue Code.

1.5.           TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Appendix A, other than Section 1.4, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and any provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

Section 2.               Time and Manner of Distribution.

2.1.           Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

Appendix A-1

2.2.           Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)            If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b)            If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)            If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)            If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 2.2 and Section 5, distributions are considered to begin on the Participant’s Required Beginning Date (or, if Section 2.2(d) applies, the date distributions are required to begin to the surviving Spouse under Section 2.2(a)).  If annuity payments irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3.           Form of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 3, 4 and 5 of this Appendix A.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.  Any part of the Participant’s interest which is in the form of an individual account described in Section 414(k) of the Code will be distributed in a manner satisfying the requirements of Section 401(a)(9) of the Code and the Treasury Regulations that apply to individual accounts.

Appendix A-2

Section 3.                Determination of Amount to be Distributed Each Year.

3.1.           General Annuity Requirements.  If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(a)            the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(b)            the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 4 or 5;

(c)            once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(d)            payments will either be nonincreasing or increase only as follows:

(1)            by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(2)            to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Section 4 dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Section 414(p);

(3)            to provide cash refunds of employee contributions upon the Participant’s death; or

(4)            to pay increased benefits that result from a plan amendment.

3.2.           Amount Required to be Distributed by Required Beginning Date.  The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 2.22.2(a) or 2.2(b)) is the payment that is required for one payment interval.  The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year.  Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually.  All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

Appendix A-3

3.3.           Additional Accruals After First Distribution Calendar Year.  Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

Section 4.                Requirements For Annuity Distributions That Commence During Participant’s Lifetime.

4.1.           Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse.  If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the designated beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Section 1.401(a)(9)-6T of the Treasury Regulations.  If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

4.2.           Period Certain Annuities.  Unless the Participant’s Spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations for the calendar year that contains the annuity starting date.  If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the annuity starting date.  If the Participant’s Spouse is the Participant’s sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 4.2, or the joint life and last survivor expectancy of the Participant and the Participant’s Spouse as determined under the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the calendar year that contains the annuity starting date.

Appendix A-4

Section 5.                Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

5.1.           Participant Survived by Designated Beneficiary.  If the Participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 2.22.2(a) or 2.2(b), over the life of the designated beneficiary or over a period certain not exceeding:

(a)            unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(b)            if the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the annuity starting date.

5.2.           No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

5.3.           Death of Surviving Spouse Before Distributions to Surviving Spouse Begin.  If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, and the surviving Spouse dies before distributions to the surviving Spouse begin, this Section 5 will apply as if the surviving Spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 2.22.2(a).

Appendix A-5

Section 6.                Definitions.

6.1.           Designated beneficiary.  The individual who is designated as the Beneficiary under Section 1.09 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-4, Q&A-1, of the Treasury Regulations.

6.2.           Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 2.2.

6.3.           Life expectancy.  Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

6.4.           Required Beginning Date.  The date specified in Section 1.46 of the Plan.

Appendix A-6

APPENDIX B

COMMON OR COLLECTIVE TRUST FUNDS OR

POOLED INVESTMENT FUNDS

Bernstein Global Style Blend Series
Alliance Institutional Enhanced Sector Rotation Fund

Appendix B-1